UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Westwood Holdings Group, Inc.

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March 13, 2026
Dear Stockholder:

You are cordially invited to virtually attend the 2026 Annual Meeting of Stockholders of Westwood Holdings Group, Inc., which will be held online on Thursday, April 30, 2026, at 10:00 a.m., Central Time, at www.virtualshareholdermeeting.com/WHG2026. The official Notice of Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.
Westwood invites all stockholders to attend the virtual meeting. Whether or not you expect to attend the Annual Meeting virtually, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or vote by Internet by following the instructions in the Notice of Annual Meeting to ensure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to our Corporate Secretary at Westwood’s principal executive office, by signing and mailing to us a proxy card bearing a later date, by changing your vote by Internet (if you voted by Internet), or by virtually attending the meeting and voting then.

Sincerely,

Brian O. Casey
Chief Executive Officer of Westwood Holdings Group

WESTWOOD MANAGEMENT • WESTWOOD TRUST • WESTWOOD ADVISORS 200 CRESCENT COURT, SUITE 1200 • DALLAS, TEXAS 75201 • T.214.756.6900 • F.214.756.6979 • westwoodgroup.com

WESTWOOD HOLDINGS GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2026

To the Stockholders of Westwood Holdings Group, Inc.:
NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. ("Westwood," the "Company," "we," "us" or "our") will be held virtually at www.virtualshareholdermeeting.com/WHG2026 on Thursday, April 30, 2026, at 10:00 a.m., Central Time, to consider and vote on the following proposals:

Proposal		Board Recommendation

Proposal 1.	The election of six directors to hold office until the next annual meeting of Westwood's stockholders and until their respective successors shall have been duly elected and qualified;	For all nominees

Proposal 2.	The ratification of the appointment of BDO USA, P.C. as Westwood's independent auditors for the year ending December 31, 2026;	For

Proposal 3.	To approve the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan; and	For

Proposal 4.	To cast a non-binding, advisory vote on the Company's executive compensation.	For
In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.
The foregoing items of business are more fully described in the attached proxy statement.
Only stockholders of record at the close of business on March 3, 2026, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote at the virtual meeting or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.
All of our stockholders are invited to virtually attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You may also vote by Internet at www.virtualshareholdermeeting.com/WHG2026 using the control number shown on your proxy card or voting instruction card. You can revoke your proxy at any time before it is voted by delivering written notice to our Corporate Secretary at our principal executive office located at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by signing and mailing to us a proxy bearing a later date, by changing your vote by Internet (if you voted by Internet), or by virtually attending the annual meeting and voting then.
If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (who must be the stockholder of record). The voting instructions will provide details regarding how to vote these shares. Additionally, you may vote these shares at the virtual annual meeting if you have requested and received a legal proxy from your broker, bank, or other nominee giving you the right to vote the shares at the annual meeting and you complete the legal proxy and present it to us electronically at the annual meeting. Pursuant to the New York Stock Exchange ("NYSE") rules, if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors, the approval of the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, or the matter pertaining to executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank, or other nominee, your shares will not be counted in determining the outcome on Proposals 1, 3 and 4 set forth in this proxy statement at the annual meeting. If you hold your shares in street name, we encourage you to provide voting instructions to your broker, bank, or other nominee so that your voice is heard on these proposals.
This proxy statement and proxy card are being mailed to our stockholders on or about March 16, 2026.
i

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding Internet Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 30, 2026

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2025 Annual Report to Stockholders, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing our website at https://westwoodgroup.com/investor-relations/annual-reports/. Other information on our website does not constitute part of the Company's proxy materials.

By Order of the Board of Directors
Westwood Holdings Group, Inc.

Brian O. Casey
Chief Executive Officer of Westwood Holdings Group

ii

WESTWOOD HOLDINGS GROUP, INC.
PROXY STATEMENT FOR
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2026
GENERAL QUESTIONS AND ANSWERS
The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement. This proxy statement and the accompanying proxy card are being mailed to the stockholders of Westwood Holdings Group, Inc. ("Westwood," the "Company," "we," "us" or "our") on or about March 16, 2026.

THE ANNUAL MEETING
Q:    When and where is the annual meeting?
A:    The annual meeting will be held virtually on Thursday, April 30, 2026, at 10:00 a.m., Central Time, at www.virtualshareholdermeeting.com/WHG2026.
Q:    What am I being asked to vote on?
A:     Our stockholders are being asked to vote on the following proposals at the annual meeting:
•Proposal 1 - The election of six directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified;
•Proposal 2 - The ratification of the appointment of BDO USA, P.C. ("BDO") as Westwood’s independent auditors for the year ending December 31, 2026;
•Proposal 3 - To approve the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan; and
•Proposal 4 - To cast a non-binding, advisory vote on the Company's executive compensation.
Q:    How does the Board of Directors recommend that I vote?
A:    The Board of Directors recommends that you vote your shares (i) "FOR" each of the six director nominees for election to the Board of Directors, (ii) "FOR" the ratification of the appointment of BDO as Westwood’s independent auditors for the year ending December 31, 2026, (iii) "FOR" the approval of the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, and (iv) "FOR" the approval, on a non-binding, advisory basis, of the Company’s executive compensation.
    If you submit your properly executed proxy without voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.
Q:    Who is entitled to vote at the annual meeting?
A:    Stockholders of record at the close of business on March 3, 2026 (the "record date") are entitled to notice of, and to vote at, the virtual annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote at the meeting or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements thereof. As of March 3, 2026, there were 9,487,973 shares of common stock outstanding and entitled to vote on each of the proposals.
Q:    What constitutes a quorum?
A:    We must have a quorum in order to carry out the business of the annual meeting. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the annual meeting, either by proxy or virtually. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.
Q:    What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?
A:    Stockholder of Record: A stockholder of record holds shares registered directly in the stockholder's name with our transfer agent. As a stockholder of record, you have the right to grant your voting proxy directly to us in accordance with the procedures described below or to vote virtually at the annual meeting.

Beneficial Owner: If your shares are held through a bank, broker, or other nominee, you are the "beneficial owner" of shares held in "street name," and these proxy materials are being forwarded to you by your bank, broker or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by completing the instructions provided to you by your bank, broker, or other nominee. However, since you are not a stockholder of record, you may not virtually vote these shares at the annual meeting unless you obtain a valid proxy from your bank, broker, or other nominee (who must be the stockholder of record).
Q:    What is a broker non-vote?
A:    Generally, a broker non-vote occurs when a bank, broker, or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker, or other nominee how to vote, and (ii) the bank, broker, or other nominee lacks discretionary voting power to vote such shares. A bank, broker, or other nominee does not have discretionary voting power with respect to the approval of "non-routine" matters, absent specific voting instructions from the beneficial owners of such shares.
Under applicable rules, Proposals 1, 3, and 4 are considered "non-routine" matters, on which banks, brokers, and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owners of such shares. The proposal to ratify the appointment of BDO as Westwood’s independent auditors for the year ending December 31, 2026 (Proposal 2) is considered a routine matter on which banks, brokers, and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on Proposal 2. If you do not provide voting instructions, your bank, broker, or other nominee will have discretionary authority to vote your shares with respect to Proposal 2.
Q:    What vote is required to approve each proposal?
A:    Proposal 1: The election of directors requires the affirmative "FOR" vote of a majority of the shares present in person (or virtually) or represented by proxy and entitled to vote on the election of directors at the annual meeting at which a quorum is present. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of each director nominee. Abstentions will have the effect of votes “AGAINST” a director nominee, and broker non-votes will have no effect on the outcome of the election of directors.
Proposal 2: The ratification of the appointment of BDO as Westwood’s independent auditors for the year ending December 31, 2026 requires the affirmative "FOR" vote of a majority of the votes cast at the annual meeting. You may vote "FOR," “AGAINST,” or “ABSTAIN” with respect to the ratification of our auditors. This proposal is considered a “routine” matter under applicable rules on which banks, brokers, and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Abstentions will have no effect on the outcome of this proposal.
Proposal 3: The approval of the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting. You may vote "FOR," “AGAINST,” or “ABSTAIN” with respect to this proposal. As the approval of Proposal 3 is a “non-routine” matter under applicable rules, your bank, broker, or other nominee cannot vote without instructions from you. Neither a broker non-vote nor an abstention is a vote cast under applicable law or applicable NYSE rules and will have no effect on the outcome of this proposal.
Proposal 4: The non-binding, advisory vote on the Company's executive compensation requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. As the advisory vote on the Company's executive compensation is a “non-routine” matter under applicable rules, your bank, broker, or other nominee cannot vote without instructions from you. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROCEDURES FOR VOTING
Q:    Who is entitled to vote?
A:    Only stockholders of record as of the close of business on March 3, 2026, the record date, will be entitled to vote on the proposals at the Annual Meeting. Each share of common stock is entitled to one vote.
Q:    How do I vote?
A:    If you are the record holder of your shares, you can vote by attending the Annual Meeting virtually, or by completing, signing and returning your proxy card in the enclosed postage-paid envelope. You can also vote by Internet at www.virtualshareholdermeeting.com/WHG2026 using the control number shown on your proxy card or voting instruction card.

If your shares are held by your broker as your nominee (in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone. Please consult with your broker if you have any questions regarding the electronic voting of your shares held in street name.
Q:    Is my proxy revocable, and can I change my vote?
A:    If you are a stockholder of record you may revoke your proxy at any time before it is officially voted by doing one of the following:
•Sending a written notice revoking your proxy to our Corporate Secretary at Westwood Holdings Group, 200 Crescent Court, Suite 1200, Dallas, Texas 75201;
•Signing and mailing to us a proxy bearing a later date;
•Changing your vote by Internet (if you voted by Internet); or
•Attending our virtual annual meeting and voting then.
    If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker, or other nominee, the above-described options for revoking your proxy do not apply. Instead, you will need to follow the instructions provided to you by your bank, broker, or other nominee in order to revoke your proxy and submit new voting instructions.
Q:    Is my vote confidential?
A:     Yes. Only the inspector of votes and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.
If you have any questions or need assistance voting, please contact Kingsdale Advisors at:
Strategic Stockholder Advisor and Proxy Solicitation Agent
745 Fifth Avenue, 5th floor, New York, NY 10151
Toll-Free Telephone in North America: +1-888-302-5741
Email: contactus@kingsdaleadvisors.com
Call Collect and Text: +1-917-813-1252
OUR CURRENT STOCK OWNERSHIP
Q:    What percentage of stock do the directors and executive officers own?
A:    Collectively, our named executive officers (“NEO” or "NEOs") and directors beneficially owned approximately 1,646,948 shares, or approximately 17.4% of our outstanding common stock as of March 3, 2026.
We believe that our executive officers and directors intend to vote their shares of our common stock on each of the proposals presented in this proxy statement as recommended by the Board of Directors.
Q:    Who are the largest principal stockholders?
A:    Based on our review of Schedule 13G, Schedule 13D, and Form 13F filings, as of March 3, 2026, four institutional stockholders with the largest percentage ownership of our outstanding common stock were Hoak Public Equities, L.P. (7.9%), Allspring Global Investments Holding LLC (6.4%), BlackRock Fund Advisors (5.4%) and Settian Capital LP (5.0%).
Brian O. Casey, our Chief Executive Officer of Westwood Holdings Group, President and Chief Executive Officer of Westwood Wealth Management, and President of Westwood Trust, owned 5.6% of our outstanding common stock as of March 3, 2026. Our employees and directors, including Mr. Casey, collectively owned approximately 37.3% of our outstanding common stock as of March 3, 2026.
OTHER INFORMATION
Q:    Who is soliciting my proxy and who will pay the solicitation expenses?
A:    The Company is soliciting your proxy by and on behalf of our Board of Directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees, and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.
We have engaged Kingsdale Shareholder Services US LLC (“Kingsdale Advisors”), an independent proxy solicitation firm, to provide strategic advisory services and to solicit proxies on our behalf in connection with our Annual Meeting. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have also agreed to indemnify

Kingsdale Advisors and its employees against certain liabilities arising from or in connection with the engagement. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone at 1-888-302-5741 (toll free) or 1-917-813-1252 (call or text outside North America) or by email at: contactus@kingsdaleadvisors.com.
Q:    Who can help answer my additional questions?
A:    Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:
Terry Forbes, Chief Financial Officer & Treasurer
Westwood Holdings Group, Inc.
200 Crescent Court, Suite 1200
Dallas, Texas 75201
Telephone: (214) 756-6900
This question and answer section is qualified in its entirety by the more detailed information contained in this proxy statement.
This proxy statement contains important information that should be read before you vote on the proposals herein. You are strongly urged to read this proxy statement in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026 (the “2025 Form 10-K”), which is being sent to you with this proxy statement.

PROPOSAL 1:
Election of Directors
Our Bylaws provide that the Board of Directors of the Company (the “Board” or the “Board of Directors”) will consist of between three and eleven directors, as may be determined from time to time by resolution of the Board. In accordance with the 2026 Annual Meeting of the Board of Directors, the Board approved by vote the number of directors to be six. Each director elected at the 2026 Annual Meeting will serve until the 2027 Annual Meeting and thereafter until his or her successor has been elected and qualified or until the director's earlier death, resignation, or removal. The Board of Directors has nominated the nominees listed below. Each nominee has consented to being named in this proxy statement and to serve if elected.
We have no reason to believe that any of the nominees will not serve if elected. If any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.
Each stockholder is entitled to cast one vote for each director nominee per share of common stock held by them at the close of business on March 3, 2026. The affirmative “FOR” vote of a majority of the shares present in person (or virtually) or represented by proxy and entitled to vote on the election of directors is required for the election of directors. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of each director nominee. Abstentions will have the same effect as votes against a director nominee, and broker non-votes will have no effect on the outcome of the election of directors.
Nominees
The persons nominated to be directors are listed below. The following information is submitted concerning the nominees for election as directors:

Name	Age	Position(s) With Westwood
Brian O. Casey	62	Chief Executive Officer of Westwood Holdings Group

Ellen H. Masterson	75	Director

Randy A. Bowman	62	Chairman of the Board of Directors

J. Hale Hoak	51	Director

Katherine A. Murray	64	Director

Janice Ryan	70	Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.
The biographical information for each director nominee is set forth below.
Brian O. Casey has served as Chief Executive Officer of Westwood Holdings Group since 2005 and became President and Chief Executive Officer of Westwood Wealth Management in 2024, a role he previously held from 1996 to 2013. Mr. Casey joined Westwood in 1992 as a Vice President and was appointed President and Chief Executive Officer of Westwood Trust in 1996. ln 2001, he was named President and Chief Operating Officer of Westwood Management Corp., and in 2002 he led the spin-off to form Westwood Holdings Group, Inc. During his tenure, Mr. Casey led the acquisitions of Woodway Financial Advisors in Houston in 2015 and the assets of Salient Partners in 2022.
Since 2024, Mr. Casey has served on the board of Communify Fincentric, a financial technology platform that provides purpose-built visualizations and integrated data solutions worldwide. Mr. Casey has also served on the Board of the Dallas Museum of Art Endowment since 2025. Since 2002, Mr. Casey has served on the Tartan Board of Directors, a group exclusively devoted to raising money for the Texas Scottish Rite Hospital for Children. In 2020, he rejoined the board of the Baylor Health Care System Foundation, which helps raise money to support Baylor Health Care System’s mission of patient care, education, research, and community service. Mr. Casey previously served on the Baylor Health Care System Foundation board from 2008 until 2017. In 2011, he was appointed to the Board of the Cooper Institute, an organization dedicated to scientific research in the field of preventative medicine and public health.
As the Chief Executive Officer of the Company with over 26 years in senior executive roles at Westwood, Mr. Casey brings extensive knowledge of and experience with the Company and its business, as well as valuable leadership and management skills. Mr. Casey has deep knowledge of the Company's operations, strategies, and competitive environment as well as of the asset management as a whole.

Ellen H. Masterson has served as a director of Westwood Holdings Group and Westwood Trust since 2014. She retired as a partner with PricewaterhouseCoopers (“PwC”) in 2008, having served in such capacity since 1999 and also from 1985 to 1997. Ms. Masterson specialized in the audits of companies involved in several sectors of the financial services industry, including investment management firms and public companies, with a focus on mergers and acquisitions. She held senior positions within the leadership of PwC from 2001 to 2008, including international responsibilities across PwC’s global network. From 1997 to 1999, Ms. Masterson served as Senior Vice President and Chief Financial Officer of American General Corporation prior to its acquisition by American International Group, Inc. Ms. Masterson serves on the Board of Directors of Insperity, Inc. (NYSE: NSP), a leading provider of human resource and comprehensive business performance solutions for small and medium-sized businesses, and on the Board of Governors of The Doctors Company, the largest doctor-owned medical malpractice insurer in the United States. Since 1982, she has served on the boards of directors for numerous nonprofit and charitable organizations.
Ms. Masterson brings extensive knowledge of financial reporting and accounting issues faced by companies in the financial services industry, as well as experience with international business, strategic planning, and corporate governance from over 53 years of serving clients and acting as a public company Chief Financial Officer and a trustee of nonprofit organizations.
Randy A. Bowman has served as a director of Westwood Holdings Group and Westwood Trust since 2021 and as Chairman of the Board of Directors since 2025. In 2001, he co-founded an innovative logistics company serving primarily Fortune 200 manufacturers on the North American continent. As President and Co-Owner, Mr. Bowman led the company to 49 consecutive quarters of operating profit and successfully exited via a sale in 2017. From 1989 to 2001, he served as a corporate finance lawyer, representing publicly-held and privately owned clients in sophisticated transactions ranging from initial capitalizations to ultimate liquidity events. From 2016 to 2020, Mr. Bowman served as a Board member and Chair of the City of Dallas Employee Retirement Fund (“ERP”), the pension fund for the city’s non-first responder employees (and a top-performing municipal pension fund in Texas each of those years). From 2011 to 2015, he served as Board Chair of the Parkland Hospital Foundation, Dallas County’s nationally-renowned trauma and safety net hospital, during the last five years of its fundraising campaign that completed the capital stack to build Parkland’s new $1.3B hospital. In 2017, he launched and became CEO of AT LAST! The Urban Boarding Experience, a non-profit organization that provides 17 hours per day of supplemental educational resources to impoverished elementary school children. Its innovative model has received numerous awards and considerable acclaim since inception.
Mr. Bowman provides deep business acumen in the areas of operations, business development, and strategic planning, with a multi-industry scope, and the perspective of an entrepreneur and former corporate finance lawyer. As former Chair of Dallas’ ERP, he also brings substantial knowledge of a plan sponsor’s perspective in the areas of investment management oversight and decision-making in the allocation process. He also has extensive community knowledge, and reputational and relationship capital through his nonprofit service.
J. Hale Hoak has served as a director of Westwood Holdings Group and Westwood Trust since 2025. He has been an active investor in both private and publicly-traded companies for over 30 years. Since 2004, Mr. Hoak has served as the President of Hoak & Co., a Dallas-based investment holding company, where he is responsible for the daily operations of the firm including all asset allocation and investment decisions. From 2000 to 2004, Mr. Hoak was a founding partner of Inwood Capital Partners, L.P., a long/short equity hedge fund. From 1996 to 2000, Mr. Hoak was Vice President of Hoak Capital Corporation, where he was active in sourcing, evaluating, and managing private equity investments. Mr. Hoak is the founding equity partner of Berkshire Lane Development Partners, a multifamily apartment development company, and currently serves on the boards of Nova Holdco LLC, a provider of natural gas compression equipment and services; Ruan, Inc., the parent company for Ruan Transportation Management Systems, a leading trucking and logistics company; and BTC Financial Corporation, the largest independent bank in Iowa. Mr. Hoak previously served on the Baylor Health Care System Foundation Board of Directors and Southwestern Medical Foundation Board of Trustees as well as numerous other public and private company boards across a variety of industries. Mr. Hoak received a B.S. degree in Business from Miami University of Ohio in 1996.
Katherine A. Murray has served as a director of Westwood Holdings Group and Westwood Trust since 2025. She has over 41 years of experience as a senior finance executive in the energy sector and public accounting. She currently serves on the audit and compensation committees as well as the board of directors of Core Laboratories, Inc., a public company providing reservoir description and production enhancement services/products with operations in over 50 countries. Since 2018, Ms. Murray has been an independent financial consultant/interim CFO, advising clients on finance strategies, cost optimization, and capital raises. She has also held leadership roles at McDermott International, Inc. and El Paso Corporation, gaining extensive experience in financial reporting, tax, and strategic planning. Ms. Murray began her career with Arthur Andersen and holds a B.B.A. from the University of St. Thomas. She is a certified public accountant. Her financial expertise and extensive experience in senior finance roles in large global energy companies, as well as her public accounting background, enable her to provide valuable insights in her board positions.
Janice Ryan has served as a director of Westwood Holdings Group and Westwood Trust since 2025. She is a seasoned entrepreneur, board advisor and growth strategist with over 31 years of experience in leading and scaling technology-driven companies. She has held executive roles such as founder, CEO, COO and CRO at multiple venture-backed and private equity-backed firms, resulting in four successful acquisitions and one IPO. Ms. Ryan is the founder and chief executive officer of 3Hills Group, an advisory firm focused on growth strategy and innovation for high-performing CEOs and boards that she founded in 2012. She has been a faculty member at The University of Texas at Austin since 2017 where she currently teaches a “Women in Entrepreneurship” course. Previously, she co-founded Social Dynamx, an SaaS-based platform for large-scale social customer care, that was acquired by Lithium Technologies. Ms. Ryan’s strategic counsel has guided companies through critical phases of market expansion, revenue optimization and organizational scaling. In addition to her private sector leadership, Ms. Ryan has held prominent academic and civic roles. She served as executive director of entrepreneurship and innovation at the University of Texas at Austin and co-founded the Kendra Scott Women’s Entrepreneurial Leadership Institute. She currently serves on various councils and task forces in Austin. Her board and advisory expertise includes growth and distribution strategy, client experience transformation, technology risk oversight and ESG-aligned leadership. Ms. Ryan resides in Austin and Wimberley, Texas.

Corporate Governance Information
The Board of Directors held five meetings during 2025. All director nominees who served in the capacity of director at the time that the meetings were held during the 2025 year attended the meetings; however, due to the timing of their appointments to the Board of Directors, J. Hale Hoak and Katherine A. Murray attended three meetings and Janice Ryan attended two meetings in 2025. The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation and Human Capital Committee, and the Governance/Nominating Committee. The membership and duties of these committees are described below.

Independent Directors(1)	Audit Committee	Compensation and Human Capital Committee	Governance/Nominating Committee
Randy A. Bowman(2)	M	M	M
Ellen H. Masterson(3)	C	M	M
Geoffrey R. Norman(3)	M	C	C
Janice Ryan	M	M	M
J. Hale Hoak	M	M	M
Katherine A. Murray	M	M	M
 ___________________
M    Committee member
C    Committee chair
(1)    The Board of Directors has determined that all members of the Audit, Compensation and Human Capital, and Governance/Nominating Committees are "independent directors" under the applicable rules of the NYSE and the Securities and Exchange Commission ("SEC").
(2)    Randy A. Bowman served as Chairman of the Board of Directors and, as such, he chaired executive sessions of the Board of Directors.
(3)    The Board of Directors has determined that Geoffrey R. Norman and Ellen H. Masterson are qualified as Audit Committee financial experts within the meaning of the regulations of the SEC and have accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Listing Standards. Geoffrey R. Norman is not seeking reelection to the Board of Directors in 2026.
Board Committees
Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which the Audit Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The Audit Committee monitors our independent auditors, as well as the preparation of our financial statements and our system of internal control over financial reporting. The Audit Committee selects an independent accounting firm to conduct the annual audit, monitors the independence of our independent accountants, monitors our accounting and financial reporting processes, and the audits of our financial statements. The Audit Committee is responsible for reviewing reports from management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The Audit Committee is responsible for asking our management and independent auditors about the appropriateness of the accounting principles we follow, as well as reviewing changes in accounting principles and their impact on our financial statements in terms of the scope of audits conducted or scheduled to be conducted. The Audit Committee is further responsible for preparing a report stating, among other things, whether our audited financial statements should be included in our Annual Report on Form 10-K. Finally, the Audit Committee evaluates the adequacy and effectiveness of our risk assessment, risk management policies, cybersecurity testing and policies, and overall enterprise risk management, including Environmental, Social and Governance ("ESG"). The Audit Committee met five times during 2025. J. Hale Hoak and Katherine A. Murray attended three meetings and

Janice Ryan attended two meetings due to the timing of their appointments to the Board of Directors. All other members of the Audit Committee attended all five meetings.
Compensation and Human Capital Committee. The Compensation and Human Capital Committee (“CHC Committee”) operates pursuant to a charter approved by our Board of Directors, which the CHC Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The CHC Committee supports the Board of Directors by establishing our executive compensation philosophy and objectives, overseeing the development and implementation of our compensation, benefits and retirement policies and programs, reviewing and approving Company and individual goals relevant to the compensation of the CEO and other executive officers, recommending the compensation of the CEO for approval by the Board of Directors, and determining and administering the compensation for our other executive officers. In addition, the CHC Committee oversees our incentive compensation plans, determines any incentive awards to be made to our officers, oversees our stock incentive and other equity ownership plans, reviews management development and succession plans related to executive officers, reviews our human capital initiatives related to diversity, equity and inclusion programs and other workforce initiatives, as well as oversees other matters relating to compensation and benefits. The CHC Committee met five times during 2025. J. Hale Hoak and Katherine A. Murray attended three meetings and Janice Ryan attended two meetings due to the timing of their appointments to the Board of Directors. All other members of the CHC Committee attended all five meetings.
The Company’s CEO, who is not a member of the CHC Committee, attended all of the CHC Committee’s meetings held in 2025 in order to contribute to and understand the CHC Committee’s oversight of our executive compensation program. The CEO did not attend portions of meetings relating to his own compensation. The CHC Committee regularly conducts executive sessions without management present.
The CHC Committee engages in an ongoing dialog with the CEO and the CHC Committee’s independent compensation consultants in the evaluation and establishment of our executive compensation program and receives input from the Senior Vice President, Head of Human Capital, when making executive compensation decisions.
The CHC Committee retained McLagan Partners to serve as an independent consultant to the CHC Committee regarding executive compensation. The CHC Committee did not direct McLagan Partners to perform its services in any particular manner or under any particular method. The CHC Committee has the final authority to retain the compensation consultant and it evaluates the compensation consultant annually. The CHC Committee has determined that no conflicts of interest exist as a result of the engagement of McLagan Partners.
Governance/Nominating Committee. The Governance/Nominating Committee operates pursuant to a charter approved by our Board of Directors, which the Governance/Nominating Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The primary functions of the Governance/Nominating Committee are to develop and oversee the application of corporate governance principles to Westwood, review and assess the composition of the Board, to identify and evaluate qualified candidates for Board membership, to recommend director nominees to the Board to be voted on at the annual meeting of stockholders, develop and recommend Corporate Governance Guidelines and determine a director’s independence, coordinate educational sessions on topics, and communicate with members of the Board regarding Board and committee meeting format and procedures. Randy A. Bowman chaired the Governance/Nominating Committee until April 2025. The Governance/Nominating Committee met four times during 2025. J. Hale Hoak and Katherine A. Murray attended three meetings and Janice Ryan attended two meetings due to the timing of their appointments to the Board of Directors. All other members of the Governance/Nominating Committee attended all four meetings.
Director Independence
Our Board of Directors has adopted Corporate Governance Guidelines regarding director independence, among other matters. The full text of our Corporate Governance Guidelines is available on our website at westwoodgroup.com. In addition, a copy of our Corporate Governance Guidelines is available upon written request to our Corporate Secretary at our principal executive office (Westwood Holdings Group, 200 Crescent Court, Suite 1200, Dallas, Texas 75201).
Pursuant to our Corporate Governance Guidelines, a majority of the members of our Board, as well as of all members of each committee of the Board, must be non-management directors who meet the “independence” requirements of the NYSE Corporate Governance Listing Standards and other governing laws and regulations. In addition, all members of the Audit Committee must meet additional “independence” standards required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors reviews director independence annually. In the 2025 review, the Board reviewed directors’ responses to a questionnaire inquiring about their relationships and the relationships of their family members with us, and other potential conflicts of interest. Our Board is aware that some of our directors and individuals or entities affiliated with such directors have asset management accounts held by one of our subsidiaries and managed by us. Our Board of Directors did not consider donations made during 2025 by Ms. Byrne, Messrs. Casey or Frank to AT LAST! to be an impairment of Mr.

Bowman’s independence. After noting such items our Board of Directors unanimously determined that none of these relationships constituted a material relationship with us that would affect the “independence” of any such director under SEC and NYSE rules.
The Board has affirmatively determined that Messrs. Norman, Bowman, and Hoak and Mses. Masterson, Murray, and Ryan are “independent” as defined under SEC and NYSE rules. Mr. Casey, who served as an executive officer of the Company during 2025, is not an independent director.
Board Leadership Structure
Our Board of Directors currently separates the roles of Chief Executive Officer and Chairman of the Board; however, the Board does not have a policy that requires these two roles to remain separate. Brian O. Casey serves as Chief Executive Officer of Westwood Holdings Group, President and Chief Executive Officer of Westwood Wealth Management, President of Westwood Trust and board director, and Richard M. Frank served as our Chairman of the Board in 2025 until the Annual Meeting of Stockholders at which time he stepped down from that role. The Board of Directors appointed Randy A. Bowman as the new Chairman of the Board at the board meeting held in April 2025. As Chief Executive Officer, Mr. Casey manages the day-to-day operations of the Company together with Fabian Gomez, our President and Chief Operating Officer. Mr. Casey provides leadership on the Company’s key strategic objectives. The Chairman of the Board (i) provides leadership to the Board and chairs its meetings, (ii) chairs executive sessions of the non-management directors, and (iii) sets the agendas for such meetings and sessions. In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session without the presence of management on a regular basis.
With a supermajority of independent directors, an Audit Committee, a CHC Committee, and a Governance/Nominating Committee each comprised entirely of independent directors, and an independent Chairman of the Board who chairs all executive sessions of the non-management directors, the Board of Directors believes that its current leadership structure provides an appropriate balance that best serves the Company and its stockholders.
The Board has adopted a Board Refreshment Policy that sets age limits and tenure caps for Board members, with the ability to delay a limit or cap where appropriate. The Board Refreshment Policy also requires the Board to engage in routine evaluations of its members and establishes Director Emerita/us positions on the Board.
Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on the Company’s enterprise risk management committee regarding areas of material risk to the Company, including operational, financial, legal and regulatory, AI, cybersecurity, ESG and strategic risks. The Audit Committee is responsible for oversight of risks relating to accounting matters, financial reporting, cybersecurity, and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, Protiviti, the Company’s internal auditor, and BDO, the Company's independent auditor. The Audit Committee also oversees and approves the engagement of a third-party service provider to perform cybersecurity assistance services and cybersecurity testing throughout the year. The CHC Committee is responsible for overseeing risks relating to employment policies and the Company's compensation and benefits programs, including diversity, equity and inclusion. To satisfy these oversight responsibilities, the CHC Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks our compensation policies may pose to the Company’s financial condition, human resources and stockholders. The Governance/Nominating Committee is responsible for overseeing risks relating to overall corporate governance and succession planning. To satisfy these oversight responsibilities, the Governance/Nominating Committee annually reviews Board composition, as well as Board and committee performance, and periodically reports to the Board on corporate governance and succession planning matters.
Our Board’s risk oversight function is supported by Mr. Casey, our Chief Executive Officer of the Company, President and Chief Executive Officer of Westwood Wealth Management, President of Westwood Trust and board director whose industry knowledge and experience provide the Board with a deep understanding of risks facing the Company. The Board of Directors believes that having Mr. Casey on the Board, together with a supermajority of independent directors and three wholly independent Board committees, provides the appropriate leadership structure for effective risk oversight by the Board.
Risks Related to Compensation Policies and Practices
As part of its oversight of our executive and non-executive compensation programs, the CHC Committee considers the impact on our risk profile of our compensation programs, including incentive awards. The CHC Committee reviews its compensation policies and procedures, including incentives and other factors that may influence excessive risk-taking, to determine whether they present a material risk to the Company. The CHC Committee also utilizes these risk mitigating factors:
•Overall compensation levels that are competitive with market;
•Limits on annual cash incentive awards;
•Discretionary authority to reduce annual cash incentive awards;

•Long-term equity incentive awards to reward executives and other key employees for driving sustainable, profitable growth for stockholders and clients;
•Vesting periods for long-term equity incentive awards that encourage key employees to focus on sustained stock price appreciation;
•Internal controls over financial reporting and other financial, operational and compliance policies and practices that are intended to prevent manipulation of performance;
•Maintain key risk mitigating policies, including a clawback policy to recover incentives for financial restatements due to misconduct or fraud, and stock ownership guidelines that require officers and directors to own a significant amount of Company stock; and
•Policies related to the promotion of diversity, equity and inclusion in our workforce.
Environmental, Social and Governance
ESG Core Principles
Since inception, we have fostered a corporate culture focused on a set of core values. We have found inspiration in Coach John Wooden’s Pyramid of Success™ which helps us aspire to and maintain a culture of teamwork, integrity and putting client interests ahead of our own.
Our ESG focus is guided by the following six pillars:
1.Environmental impact;
2.Diversity and inclusion;
3.Community;
4.Responsible investing;
5.Privacy and data protection; and
6.Governance.
We include ESG pillars in conducting our business and measure ourselves against them because they make good sense. It improves our ability to create an environment that values true diversity, inclusiveness and transparency and ultimately supports long-term employee growth. Our focus on transparency, corporate governance, life principles, ethical conduct and giving back to the communities in which we operate is central to our values.
Governance
Westwood is committed to the successful integration and promotion of ESG at the corporate level and the investment level. We have separate governing structures to ensure that we have the necessary leadership to create and sustain a clear corporate strategy across our business. The separation of responsibilities among these governing structures ensures proper accountability across our firm.
Westwood’s Board plays an important role to ensure that the interests of shareholders are represented and that Westwood is fulfilling its fiduciary duties. The Board regularly interacts with management to ensure that stakeholder interests are properly considered. Management regularly updates the Board on our ESG efforts and collaboration between the Board and those responsible for ESG is key to our implementation strategy. Our Board benefits from deep industry experience and a majority of its members are independent which enables strong oversight of our business.
Westwood’s ESG Steering Committee is responsible for ensuring effective execution of our overall ESG strategy. Along with our CEO, this group sets the strategic direction for our ESG agenda, oversees its implementation, and reviews our ESG strategy with our Board.
Responsible Investment / ESG Integration
Our responsible investment commitment is evident in our overall investment approach where we take a fundamental approach to identifying high-quality companies and sound businesses around the world. As an active asset manager, ESG issues are directly considered in our bottom-up, fundamental assessment of companies. Our fundamental, financial materiality-based approach to identifying high-quality companies and businesses around the world leads our investment team to consider these issues in their fundamental analyses of the merits of a company's strategy, downside risk and valuation. As ESG integration and evaluation techniques evolve we will adapt to ensure compliance with our fiduciary responsibilities.
Westwood is a signatory of the United Nations Principles for Responsible Investment ("UNPRI") and is committed to adopting and implementing responsible investment principles in a manner consistent with our fiduciary duties to clients. We support the UNPRI and recognize the importance of considering ESG issues as an element in our overall investment process.

Engagement
As part of our fundamental investment research process, our analysts conduct meetings with target company management and investor relations to understand strategy, execution and financial strength throughout the life of our investment. Meetings inform our investment analysis and amplify our understanding of a business’s ability to adapt to changing business environments. Meetings can take place in person, during investment conferences or video calls, and they often build on long-standing relationships. Our understanding of material issues affecting the company is shared with the team in our valuation analyses and recommendations made by our research analysts.
Westwood does not set and track engagement objectives. We engage on specific topics on a case-by-case basis and when ESG or other issues are of specific concern, our team seeks to understand how the company plans to address relevant issues and then tracks them over time. Our engagement is generally conducted via direct dialogue between our investment professionals and company managements which is a more constructive approach toward understanding issues and encouraging solutions that provide value to stakeholders.
Proxy Voting
Westwood views proxy voting rights as valuable portfolio assets. Our overarching principle is to exercise voting responsibilities solely in the best interests of our clients. We use proxy voting as a means of addressing corporate governance issues and identifying corporate actions that enhance shareholder value. Our process benefits from multiple inputs and directly involves our investment professionals.
Westwood uses guidelines from a third-party proxy research service, Glass, Lewis & Co. ("Glass Lewis"), that we believe create value for our clients and cover most proxy issues. The Investment Operations Team, including the head of data governance, oversees the implementation of our proxy voting policy. Westwood’s Corporate Responsibility Committee, together with our investment team’s bi-monthly review of ballots, evaluates the alignment of Glass-Lewis proxy voting guidelines on environmental and social issues with our financial-materiality-based view of ESG integration. The Glass Lewis policy states that it will vote in favor when there is a clear link between the proposal and value enhancement or risk mitigation. Our goal is to vote all proxies and we generally follow the recommendations of our proxy research service however our Research Analysts occasionally recommend a vote that differs from Glass Lewis. We vote against recommendations when we believe that it serves our clients’ best interests. An annual summary of voting is sent to each client for whom proxies are voted.
Social Impact and Corporate Giving
Westwood has a long history of community involvement and support of local charitable causes. This involvement is a cornerstone of our culture, drives employee engagement and makes employees proud to work at Westwood. In honoring Westwood’s history of community involvement and support of local charitable causes, Westwood supports and partners with organizations that embrace activities that align with Westwood’s core values of teamwork, excellence, integrity and placement of client and stakeholder interests above our own. Every year, Westwood supports a number of charitable organizations financially and via employee volunteer efforts focused on issues like education, children’s needs, homelessness, food insecurity and disaster relief.
Stockholder Recommendations for Director Candidates
The Board of Directors has delegated specific responsibilities to the Governance/Nominating Committee relating to selection of directors to serve on the Board. The Governance/Nominating Committee is responsible for identifying potential candidates for Board membership and for recommending a slate of director candidates to stand for election at the Annual Meeting of our Stockholders. The Governance/Nominating Committee seeks to identify director candidates who (i) have significant business experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood to effectively perform the duties of a director, including regular attendance at Board and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds willing to challenge and stimulate management, (vi) offer diversity to the Board, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences, and backgrounds, such as gender, race and ethnic differences, as well as other differentiating characteristics, and (vii) represent the interests of Westwood as a whole and not just the interests of a particular stockholder or group. The Governance/Nominating Committee believes these criteria are the key factors in identifying qualified director candidates.
The Governance/Nominating Committee has a policy for considering new director candidates recommended by our stockholders if such recommendations are made in compliance with applicable laws, rules and regulations, our Bylaws, and procedures established by the Governance/Nominating Committee. Director candidates recommended by stockholders are evaluated by the Governance/Nominating Committee using the same criteria described in the previous paragraph. Stockholders may submit their recommendations to the attention of the Board of Directors by following the procedures provided below under the heading “Communications with the Board.”

Under our Bylaws, stockholders can nominate persons for election to our Board of Directors. Any director nomination must comply with the requirements set forth in our Bylaws and must be received by our Corporate Secretary at our principal executive offices between the close of business on December 31, 2026 and the close of business on January 30, 2027, except in certain circumstances set forth in our Bylaws.
Communications with the Board
Stockholders or other interested parties may communicate with the Board of Directors or particular Board members (including our Chairman or non-management directors as a group) by mailing a written communication to our Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to legal@westwoodgroup.com, or by telephone to 214-756-6900. Our Corporate Compliance Officer will forward correspondence to its intended addressee.
The Board encourages stockholder communication with the Board and company management. The Company conducts ongoing stockholder outreach and holds meetings or calls with requesting stockholders. Additionally, our Chief Executive Officer routinely conducts calls with the Company’s largest stockholders. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to our accounting, internal controls, or auditing matters, and concerns regarding questionable accounting or auditing matters, are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to our Chairman, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodicals, or other subscriptions and similar communications are not forwarded to Board members. In the event that a complaint or concern appears to involve the Corporate Compliance Officer, the stockholder or other interested party is encouraged to contact directly the Chairman of the Audit Committee, Ellen H. Masterson at emasterson@westwoodgroup.com.
Stockholders may also communicate with Board members at the Company’s annual meeting of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. Instructions for methods to communicate with board members at any virtual annual meeting of stockholders will be explained at the outset of the meeting. All of our Board members serving at the time of the meeting attended the 2025 Annual Meeting of Stockholders.
Code of Business Conduct
All of our employees, including our Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer, and all of our directors, are required by our Code of Business Conduct to conduct business in the highest legal and ethical manner. The full text of the Code of Business Conduct is available on our website at westwoodgroup.com. A copy of the Code of Business Conduct may be obtained upon written request to our Corporate Secretary at our principal executive office address. We intend to post amendments to or waivers from the Code of Business Conduct as required by applicable rules on our website.
Our employees are required to report any conduct that they believe could be construed as a fraudulent or illegal act or otherwise be in violation of the Code of Business Conduct. The Audit Committee has established procedures to receive, retain, and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.
Director Compensation
For 2025, we paid each non-employee member of our Board of Directors a $70,000 annual retainer. The Chairman of the Board received an additional $20,000 annual retainer, the committee chairs for the Audit and CHC Committees each received an additional $15,000 annual retainer and the committee chair for the Governance/Nominating Committee received an additional $10,000 annual retainer. There are no specific fees for attendance at board or committee meetings. Additionally, upon election or re-election as a member of our Board of Directors, each non-employee director is awarded restricted shares of our common stock, which generally vest 12 months from the date of grant. Each restricted share award is made in a number of shares equal in value to $95,000 on the date of the award. Stock awards include a $90,000 award for each non-employee director and a $5,000 award for each non-employee director also serving on the separate Board of Directors for Westwood Trust.
The Board has established stock ownership guidelines for non-employee directors, all of whom are in compliance with the policy by holding the required net vested shares until such time as the minimum is achieved.
The CHC Committee reviews our compensation arrangements for directors from time to time. Brian O. Casey, our Chief Executive Officer of the Company, President and Chief Executive Officer of Westwood Wealth Management, and President of Westwood Trust, is not included in this table as he is a Company employee and receives no compensation for his service as a Board director. See "Executive Compensation" for information concerning Mr. Casey's compensation. The Company's executive officers do not make recommendations regarding the non-employee directors' compensation.

2025 Director Summary Compensation Table

	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Stock Awards ($) (2)	Total ($)
Ellen H. Masterson	85,000	5,000	95,000	185,000
Geoffrey R. Norman	90,000	5,000	95,000	190,000
Randy A. Bowman	85,000	5,000	95,000	185,000
Janice Ryan	17,500	1,000	—	18,500
J. Hale Hoak	35,000	2,000	95,000	132,000
Katherine A. Murray	35,000	2,000	95,000	132,000
_______________________________
(1)    Each non-employee director also earns a $1,000 annual retainer and $1,000 for each regularly scheduled quarterly meeting for serving on the separate Board of Directors of Westwood Trust.
(2)    Stock awards include a $90,000 award of time-based restricted stock for each non-employee director and a $5,000 award of time-based restricted stock for each non-employee director serving on the separate Board of Directors for Westwood Trust. Stock awards reflect the grant date fair value of the time-based restricted stock granted to directors in 2025 in accordance with Accounting Standards Codification Topic 718 ("ASC 718"), "Stock Compensation." The assumptions used in the valuation of the restricted stock awards are discussed in Note 8 "Employee Benefits" of our audited financial statements, which are included in our 2025 Annual Report on Form 10-K. All restricted stock grants were made under the Westwood Holdings Group, Inc. Stock Incentive Plan and are subject to a one-year vesting period as described above.
(3)    Janice Ryan joined the Board of Directors in July 2025 after the Annual Meeting and did not receive a stock award for 2025 as a result.

As of December 31, 2025, our directors, other than Brian O. Casey, held the following unvested restricted stock:

Name	Unvested Restricted Stock (1)
Ellen H. Masterson(1)	5,690
Geoffrey R. Norman(1)	5,690
Randy A. Bowman(1)	5,690
J. Hale Hoak(1)	5,690
Katherine A. Murray(1)	5,690
_______________________________
(1)    Issued on April 30, 2025 with a vesting date of April 30, 2026, subject to such director's continued service as a director through the vesting date.
EXECUTIVE OFFICERS
Biographical information regarding Westwood's executive officers and other key employees during 2025 is as follows:
Brian O. Casey, age 62. See biographical information in the "Proposal 1 – Election of Directors" section.
Fabian Gomez, age 60, is President and Chief Operating Officer at Westwood Holdings Group. He has served as President of Westwood since May 2022 and Chief Operating Officer since July 2023. He previously served as Senior Vice President, Chief Operating Officer from 2018 to May 2022. He served as Chief Information Officer and Director of Operations beginning in 2015 until 2018. Before joining Westwood, Mr. Gomez worked at Invesco Ltd. as Global Head of Equity and Alternative Investment Applications responsible for strategic planning, oversight of all major project initiatives, and staff development at a global level. Mr. Gomez worked at McDonnell Investment Management for six years as a Managing Director and Chief Information Officer and also worked for Nuveen Investments, Morgan Stanley Investment Management and Van Kampen Funds. Mr. Gomez earned an MBA in Finance and International Management from Rice University Business School and a B.A. in Biology from The University of Texas at Austin.
David O. Linton, age 61, has over 30 years of experience in financial services and has served as Managing Director, Head of Distribution for Westwood since November 2022. In this role, he is responsible for the overall distribution strategy and support structure for the firm and leads our Institutional Sales and Client Service efforts. Prior to joining Westwood, Mr. Linton served as managing director and head of distribution at Salient Partners, L.P. from 2012 to 2022 , where he was responsible for internal and external sales and national accounts. Before joining Salient Partners, he was head of sales for Van Kampen Investments from 2004 to 2010, a division of Morgan Stanley, where he led a team of 150 professionals focused on internal/external sales, national accounts, closed-end funds, unit investment trusts (UITs), separate accounts, variable annuities and 401(k)s. Mr. Linton was also a managing director for Morgan Stanley Investment Management from 2005 to 2010. Prior to that, he held national sales leadership roles for Sun America, ING/Pilgrim and NorthStar. Mr. Linton earned a B.A. in Economics from St. Lawrence University.
There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION
Executive Summary
The Company is a “smaller reporting company” under Item 10 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. The rules allow the Company to provide less detail about its executive compensation program; however, the CHC Committee elected to provide the additional information below regarding its executive compensation program to help stockholders better understand its executive compensation decisions.
Named Executive Officers
This section provides information regarding our executive compensation program in 2025 for the following executive officers of the Company (collectively, the "named executive officers" or “NEO”):

Name	Position
Brian O. Casey	Chief Executive Officer of Westwood Holdings Group, President and Chief Executive Officer of Westwood Wealth Management, and President of Westwood Trust
Fabian Gomez	President and Chief Operating Officer
David O. Linton	Managing Director, Head of Distribution

Fiscal Year 2025 Performance Highlights
Amid challenging market conditions, the Company delivered strong financial and strategic results during 2025.
Highlights of our 2025 financial results include the following:
•Total firm assets under management and advisement for 2025 were $17.4 billion, consisting of $16.5 billion in assets under management (“AUM”) and $0.9 billion in assets under advisement (“AUA”), consistent with 2024.
•Total Revenues in 2025 were $97.8 million, 3% higher than in 2024.
•Net Income attributable to Westwood was $7.1 million, up 219% from $2.2 million in 2024 on higher revenues, unrealized appreciation on private investments, and the impact of changes in the fair value of contingent consideration in 2024, all offset by higher professional service and information technology costs.
•Our stock price (NYSE: WHG) rose 13.7% in 2025 to $17.21, including stock appreciation and dividends. For longer-term stockholders who held Westwood stock over the last three years, their total return was 77%.
•Diluted earnings per share (“EPS”) in 2025 was $0.79 compared with $0.26 per share for 2024. Non-GAAP Economic Earnings, which more clearly reflect our underlying performance by excluding certain non-recurring items, increased 105% to $14.3 million or $1.61 per share, compared with $7.0 million or $0.82 per share in 2024. We paid out approximately $5.4 million in dividends to our stockholders.
•Our financial position remains strong with cash and liquid investments of approximately $44.1 million, and no debt as of December 31, 2025.
Highlights of the Company’s 2025 strategic results include the following:
•Distribution Channel: Our Institutional channel achieved gross sales growth of 36% in 2025, and our Intermediary channel reported full-year sales growth of 32%. Westwood’s gross sales for the distribution channel represents our strongest annual performance in several years and reflects the successful execution of our intermediary and institutional distribution strategy, with particular emphasis on our energy and real asset products, which resonated with advisors and their clients seeking income and diversification.
•Westwood ETFs: Our ETF assets reached $200 million in 2025, which was an important milestone for our ETF platform. We expanded our ETF platform in 2025 with the addition of a new Enhanced Income Opportunity ETF product (NYSE: YLDW) in December and our ETF platform continues to be a point of focus and growth for our firm.
•Energy ETFs: Our Enhanced Midstream Income ETF (NYSE: MDST) reached $170 million in assets in 2025 with an annual distribution of 10.3%, which has positioned it for review and approval on additional major broker-dealer platforms. Westwood’s Enhanced Energy Income ETF (Nasdaq: WEEI) reached $30 million in assets in 2025 with an annual distribution of 12.4% in 2025.
•WEBs ETFs: The Westwood Engineered Beta ("WEBs") ETF platform launched 11 Defined VolatilitySM Sector ETFs on the Nasdaq in 2025 that apply our Defined Volatility strategy to individual sectors within the S&P 500. Our sector ETFs track a Defined Volatility index created by Syntax that provide investment exposure to an underlying Select

Sector SPDR ETF. Defined VolatilitySM sector ETFs are designed to give investors more precise control over risk and sector exposure, using a transparent framework that adjusts portfolio exposure based on real-time market volatility.
•Private Capital Platform: Our Westwood Energy Secondaries Fund II (“WES II”) and two accompanying co-investment vehicles closed on December 31, 2025 with over $300 million in capital commitments, double our capital fundraising goal. Our second secondaries fund builds on the success of our inaugural energy secondaries strategy and demonstrates our ability to raise capital in specialized private investments. The fund provides institutional investors with access to secondary market opportunities in the energy sector, complementing our suite of energy investment solutions. Since the launch of our initial Westwood flagship energy secondaries fund (WES I) in 2023, we have raised nearly $350 million and have invested over $250 million across two energy secondaries flagship funds and three co-investment funds.
•Managed Investment Solutions (“MIS”): Our Managed Investment Solutions (“MIS”) reached an important milestone in 2025 with the addition of its first large institutional account. This was one of two new mandates MIS secured in 2025. By applying an active-design, rules-based approach to address specific client needs and intentions in their portfolios, MIS assisted our clients in customizing their infrastructure and real asset investment portfolios and implementation of custom-indexing. Investors and advisors seeking increased tax efficiencies also sought out our MIS team to assist them in transitioning their investments to more tax-friendly structures. In 2026, MIS will implement solutions in U.S. Multi-Factor, Developed Ex-U.S. Multi-Factor and Emerging Market Multi-Factor for an institutional client.
•Wealth & Trust Business: We completed a comprehensive assessment of our competitive position within the wealth and trust services industry in 2025 and advanced key strategic initiatives to better align our services with where the industry is heading and where we are uniquely positioned to grow. We clarified our vision for our Wealth and Trust division, evaluated our service model, identified opportunities to strengthen our business by attracting new ultra-high-net-worth families and deepening existing client relationships, especially in Texas, and aligned our pricing with market standards. As a result of this assessment, we determined to transition our Westwood Wealth & Trust business into a high-touch Multi-Family Office (“MFO”) model. As a multi-family office with corporate trustee powers, we are uniquely equipped to understand a family's complete picture and can step in seamlessly when named as executor or successor trustee.
•Investment Performance: Westwood investment strategies that beat their primary benchmarks in 2025 included: Enhanced Balanced, Income Opportunity, Multi-Asset Income, Alternative Income, Westwood Salient Enhanced Midstream Income ETF and Westwood Salient Enhanced Energy Income ETF.
•U.S. Value SMidCap ranked in the top third of funds in the past three-year period, which reflects our disciplined approach to identifying high-quality businesses trading at attractive valuations.
•Our Multi-Asset strategies demonstrated long and shorter-term strength with Income Opportunity outperforming its benchmark in 2025 and posting a top-third ranking versus its peers for the year as well as a top-decile ranking since inception; Multi-Asset Income beat its benchmark for the three- and five-year periods and since inception; and the Alternative Income Fund (WMNIX) outperformed its benchmark in 2025 as well as for the three-, five-, seven-, 10-year periods and since fund inception.
•Credit Opportunities ranked in the top decile among peers over both the last three- and five-year periods.
•Energy MLP and midstream strategies provided strong absolute returns in an environment favorable to energy infrastructure.
•Clients First Initiative: Our CEO, Brian Casey, traveled throughout the United States to meet with nearly all of our largest clients with assets exceeding $100 million and obtained invaluable feedback on our services and solutions.
•Stockholder Engagement: As part of our regular stockholder engagement program, we reached out this past year to our top institutional stockholders, representing 5.4 million shares or 57.5% of total shares outstanding, to foster open discussions regarding our executive compensation program. The CHC Committee welcomes stockholder perspectives on our executive compensation program and will continue to consider future say-on-pay votes carefully when making compensation decisions for our executive officers.
•Westwood was named Pensions & Investments’ “Best Places to Work in 2025” for the 11th year.
Key 2025 Compensation Decisions for Named Executive Officers
In accordance with our “pay-for-performance” compensation philosophy, the CHC Committee generally allocates a substantial majority of each NEO’s direct compensation (i.e., base salary, target annual cash incentive, and target value of long-term incentives) to variable “at-risk” compensation. In this way, our executive compensation program is designed to (a) align the interests of our NEO with our stockholders and (b) reward successful achievement of annual financial and strategic objectives.

Accordingly, our compensation decisions with respect to each of our NEO for 2025 were primarily driven by our performance against Company-wide financial and strategic objectives and individual objectives developed at the beginning of the year.
Reflecting a rigorous assessment of the Company’s performance, the bonus pool and the aggregate incentives for our NEO were increased from 2024 to 2025.
In summary:
•The CHC Committee made no change to Mr. Casey’s annual base salary and, based on 2025 performance as measured against pre-established financial and strategic objectives, approved an annual cash incentive bonus to Mr. Casey in the amount equal to 119.4% of target. Mr. Casey’s 2025 incentive awards reflected the Company’s overall performance.
•The CHC Committee approved an annual cash incentive bonus to Mr. Gomez for 2025 in an amount equal to 119.4% of target, reflecting his 2025 performance as measured against pre-established financial, strategic, and individual performance objectives.
•Mr. Linton earned an cash incentive amount equal to 91.5% of target, reflecting his 2025 target for sales.
•In February 2025, the CHC Committee approved the following awards of restricted stock to each of our NEO based on our fiscal 2024 performance: Mr. Casey – 45,621 shares; Mr. Gomez – 24,636 shares; Mr. Linton – 6,083 shares.
•In February 2026, the CHC Committee approved the following awards of restricted stock to Messrs. Casey, Gomez, and Linton based on our fiscal 2025 performance: Mr. Casey – 57,194 shares; Mr. Gomez – 32,287 shares; Mr. Linton – 15,414 shares. These restricted stock awards were granted after the end of 2025 and accordingly will be reported in our 2027 proxy statement.
Overview of our Executive Compensation Program
The intellectual capabilities of our employees are among our most important assets. Our financial results depend on the level of assets we manage, our ability to provide outstanding client service, develop new client relationships, generate competitive long-term investment performance, and build strong relationships with clients, investment consulting firms, and other financial intermediaries.
We believe that the expertise and commitment of our NEOs are critical to delivering superior long-term results to our clients and stockholders and to achieving our overall business objectives. Our executive compensation program aims to: align executive compensation with performance delivered for stockholders and clients; deliver pay in a balanced combination of base salary, cash awards and long-term, stockholder-aligned equity; and attract, motivate and retain top talent.
We review our executive compensation program on an ongoing basis to ensure that it reflects market best practices related to corporate governance and risk mitigation. Highlights of our executive compensation program related to these matters include the following:

What We Do	What We Do Not Do
✓ Variable "at risk" compensation targeted at a larger share vs. fixed base salary	✗ We do not provide fringe benefits or perquisites to executives that are not available to all employees
✓ Compensation aligned with performance achievements	✗ We prohibit hedging and short sales of Company stock by executives and directors
✓ Incentive plan payouts capped on amounts that executives can earn	✗ We do not gross-up change-in-control related benefits for excise tax
✓ Change-in-control severance is a "double trigger" for our CEO	✗ We do not pay dividends on unvested equity-based compensation awards
✓ Officers and directors are required to satisfy industry-aligned standards related to Company stock ownership	✗ We prohibit repricing of stock options without stockholder approval
✓ Clawback policy requires recovery of erroneously received compensation in the event of a financial restatement or other material failures
✓ Appropriate post-employment and change-in-control arrangements
✓ McLagan Partners’ survey results are used for competitive compensation market data and ad hoc compensation analysis

Compensation Philosophy and Objectives
In designing and implementing our executive compensation program, the CHC Committee is guided by the following philosophy and objectives:
•Deliver competitive compensation at levels that attract, motivate and retain talented executives who contribute to the success of our business;
•Award compensation that motivates and rewards short- and long-term individual and company performance while discouraging excessive risk-taking; and
•Align NEO interests with our stockholders.
As an executive's role expands in scope and responsibilities, we believe that: (1) an increasing share of total direct compensation should be at risk and performance-based; (2) base salary should be a relatively smaller portion of total direct compensation; and (3) most of incentive compensation should vary with overall Company results. Reflecting these principles, in 2025, 42% of Mr. Casey’s total compensation was delivered in performance-based compensation and 29% was delivered in long-term equity awards, which provide direct alignment with our stockholders.
Market Compensation Data.
In making its pay decisions, the CHC Committee considered market compensation data from Aon’s Radford McLagan 2025 Investment Management Survey – U.S., a widely-used source for compensation information that includes data from approximately 320 public and private investment firms (the “McLagan Survey”). Confidentiality obligations to Aon and its survey participants prevent disclosure of the firms included in the survey.
The CHC Committee considers market compensation data from the McLagan Survey to be useful in helping ensure that our executive pay levels remain competitive. In using the McLagan Survey, the CHC Committee: (1) primarily considered data for firms with assets under management between $15 billion and $34.9 billion, a comparison that the CHC Committee deemed appropriate given our Company’s size and complexity; and (2) did not set any component of our NEOs’ pay to fall within a specific range or percentile of the reported survey data.

2025 Summary Compensation Table
The following table summarizes all compensation earned by our NEOs for the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c) (1)	Bonus ($) (d)	Stock Awards ($) (e) (2)	Non-Equity Incentive Plan Compensation ($) (f) (3)	All Other Compensation ($) (g) (4)	Total ($) (h)
Brian O. Casey	2025	750,000	—	750,000	1,110,220	24,500	2,634,720
Chief Executive Officer of Westwood Holdings Group	2024	750,000	—	578,750	748,469	24,150	2,101,369
	2023	750,000	—	625,000	672,732	19,800	2,067,532
Fabian Gomez	2025	441,667	—	405,000	626,737	24,500	1,497,904
President and Chief Operating Officer	2024	400,000	—	394,885	404,173	20,700	1,219,758
	2023	400,000	—	200,000	244,885	19,800	864,685
David O. Linton	2025	320,833	—	100,000	457,712	99,500	978,045
Managing Director, Head of Distribution

(1)    This column represents base compensation earned during each of the fiscal years presented.
(2)    Restricted stock awards are typically granted in February of each year based on our performance for the immediately preceding year. The restricted stock awards shown for 2025, 2024, and 2023 were made in February 2025, February 2024, and February 2023, respectively. The restricted award grants for the 2025 performance year that were granted in February 2026 are described below.
For 2025, the amounts contained in column (e) reflect (i) for Mr. Casey, the grant date fair value of his time-vested restricted stock award (45,621 shares), (ii) for Mr. Gomez, the grant date fair value of his time-vested restricted stock award (24,636 shares), and (iii) for Mr. Linton, the grant date fair value of his time-vested restricted stock award (6,083 shares).
The above grant date fair values reported in column (e) were calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Stock Compensation.” The assumptions used in the valuation of the time-vested restricted stock awards are discussed in Note 8 “Employee Benefits” of our audited financial statements, which are included in our 2025 Form 10-K. See the “Executive Compensation” section above for a further description of these restricted stock awards.
(3)     For 2025, the amounts for Messrs. Casey, Gomez, and Linton reflect the cash payments made under our executive compensation program. Each of these payments was approved in 2026.

(4)    Amounts in column (g) reflect each named executive officer’s 401(k) Company matching contribution, and Company profit sharing contribution under the Savings Plan. The Company matching contributions was $21,000 for each named executive officer for 2025, $20,700 for each named executive officer for 2024, and $19,800 for each named executive officer for 2023. The Company profit sharing contribution was $3,500 for each named executive officer for 2025 and $3,450 for 2024. See “Other Benefits and Perquisites” below for a description of plan contributions. For Mr. Linton, the amount in column (g) also includes $75,000 time-vested deferred cash award granted to him in 2025 for the 2024 performance year.

Narrative Disclosure to Summary Compensation Table
For 2025, the principal components of compensation for our NEOs were base salary, an annual cash incentive award, and a long-term equity award paid in restricted stock. For our three NEOs an average of approximately 70% of 2025 total direct compensation represented variable "at risk" compensation delivered in the form of performance-based annual cash incentive awards and time-based long-term equity awards.
Base Salary
Base salary is the fixed component of our NEOs’ annual cash compensation. The Company provides its NEOs with a base salary for services rendered during the year in recognition of their expertise, knowledge and experience.
Salary levels are usually evaluated annually as part of our performance review process, as well as upon promotions, changes in job responsibilities, or in connection with the terms of initial employment.
Annual Cash Incentive Awards
Our NEOs are eligible to receive performance-based cash incentive bonuses that are designed to provide them with appropriate incentives to achieve defined performance goals and reward them for individual achievement toward these goals. The Company believes that a combination of cash incentive awards and equity awards moderates the dilution effect of using only equity awards. The CHC Committee sets performance objectives and subsequently approves annual cash incentive awards for our NEOs. For Messrs. Casey, Gomez, and Linton, we use target incentives and a structured scorecard-based system to evaluate performance and determine cash incentive payouts. Performance measures and weightings can vary in their scorecards to reflect differences in responsibilities and the impact on results.
The CHC Committee monitors individual performance throughout the year and completes formal mid-year and end-of-year performance assessments using pre-defined scorecards. Final incentive payouts are based on scorecard results and the amounts that the CHC Committee believes balance the need to: (1) retain the executives with industry-competitive total compensation; and (2) provide attractive long-term financial returns to stockholders.
The CHC Committee determined for fiscal 2025 annual cash incentives for the CEO and the other NEOs in early 2026 using the following scorecard-based assessment of results.

		Fiscal 2025 Non-Equity Incentive
				Target	Actual Results	Payout	Actual
			Incentive	Cash	vs. High	Multiplier	Cash
			Weight	Incentive	Expectations	(0-150% target)	Incentive
Fiscal 2025 Non-Equity Incentive (paid in 2026)	Brian O. Casey	Financial Objectives:	60.0%	$558,000	Slightly below target	99%	$554,080
		•Economic earnings •Sales execution •Relative TSR

		Strategic Objectives:
		•Operationalize MIS •ETF Platform •Westwood Wealth Restructure •Promote a client-first culture •Branding & Web •Investor Relations	40.0%	$372,000	Far exceeded	150%	$556,140

			100.0%	$930,000			$1,110,220

	Fabian Gomez	Financial Objectives:	60.0%	$315,000	Slightly below target	99%	$312,787
		•Economic earnings •Sales execution •Relative TSR

		Strategic Objectives:
		•Operationalize MIS •ETF Platform •Westwood Wealth Restructure •Promote a client-first culture •Branding & Web •Investor Relations	40.0%	$210,000	Far exceeded	150%	$313,950

			100.0%	$525,000			$626,737

	David O. Linton	Financial Objectives:	100.0%	$500,000	Slightly below target	92%	$457,712
		•Sales execution
Long-Term Equity Awards
We believe that long-term equity awards are a valuable compensation tool that aligns the long-term financial interests of our executives with the financial interests of our stockholders. We also believe that long-term equity awards help attract, retain and motivate our NEO and encourages them to devote their best efforts to our business and financial success. Vesting of long-term equity awards is generally tied to continuous service and helping to promote our retention objectives. Each year, the CHC Committee determines long-term equity awards for our NEOs under the Westwood Holdings Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan").
Similar to the process used to determine annual cash incentive awards, the CHC Committee uses, in its full and complete discretion, a target incentive and scorecard-based measurement system to evaluate performance and determine each executive’s long-term equity award. The scorecard-based measures and weightings used to assess performance for purposes of determining long-term equity awards differ somewhat from the criteria used to determine annual cash incentives, with the long-term program typically focusing more on overall company performance.
With respect to long-term equity awards, the CHC Committee: (A) monitors performance throughout the year; (B) completes periodic performance assessments using the pre-defined scorecards; and (C) makes final award determinations based on a balanced consideration of the need to (1) retain the executives with industry-competitive total compensation; and (2) provide attractive long-term financial returns to stockholders. In addition, in determining the individual executive’s target and actual long-term equity awards levels, the CHC Committee also considers, in the interests of stockholders, the Company’s overall equity plan share dilution and utilization and its recent stock price performance.
Using the following scorecards, the CHC Committee approved fiscal 2025 long-term equity awards for the CEO and the other NEOs on February 2, 2026 and issued these awards on February 23, 2026.

		Fiscal 2025 Long-term Equity Incentive (granted in calendar 2026)
				Target	Actual Results	Payout	Actual
			Incentive	Long-Term	vs. High	Multiplier	Long-Term
			Weight	Incentive	Expectations	(0-150% target)	Incentive
Fiscal 2025 Long-term Equity Incentive (granted in calendar 2026)	Brian O. Casey	Financial Objectives:	25.0%	$155,000	Far exceeded	150%	$232,550
		•Middle Office Upgrade •Client Retention •WEBs Launch

		Strategic Objectives:
		•Operationalize MIS •ETF Platform •Westwood Wealth Restructure •Promote a client-first culture •Branding & Web •Investor Relations	75.0%	$465,000	Far exceeded	150%	$695,175

			100.0%	$620,000			$927,725

	Fabian Gomez	Financial Objectives:	25.0%	$87,500	Far exceeded	150%	$131,250
		•Middle Office Upgrade •Client Retention •WEBs Launch

		Strategic Objectives:
		•Operationalize MIS •ETF Platform •Westwood Wealth Restructure •Promote a client-first culture •Branding & Web •Investor Relations	75.0%	$262,500	Far exceeded	150%	$392,438

			100.0%	$350,000			$523,688

	David O. Linton	Financial Objectives:	100.0%	$200,000	Exceeded	125%	$250,000
		•Sales execution •WEBs Launch

The CHC Committee used a similar process to assess performance and determine long-term equity awards for fiscal 2024. In particular, using the following scorecard, the CHC Committee determined and approved fiscal 2024 long-term equity awards for the CEO and the other NEOs on February 4, 2025, and issued these awards on February 21, 2025.

		Fiscal 2024 Long-term Equity Incentive (granted in calendar 2025)
				Target	Actual Results	Payout	Actual
			Incentive	Long-Term	vs. High	Multiplier	Long-Term
			Weight	Incentive	Expectations	(0-150% target)	Incentive
Fiscal 2024 Long-term Equity Incentive (granted in calendar 2025)	Brian O. Casey	Financial Objectives:	25.0%	$125,000	Far exceeded	150%	$187,500
		•Communications •Investment Compensation Plans •Investment Products •Private Equity/M&A •Client Retention

		Strategic Objectives:
		•Operationalize MIS •Launch ETFs •Westwood Wealth Transition •Promote a client-first culture •Branding & Web •Investor Relations	75.0%	$375,000	Far exceeded	150%	$562,500

			100.0%	$500,000			$750,000

	Fabian Gomez	Financial Objectives:	25.0%	$67,500	Far exceeded	150%	$101,250
		•Communications •Investment Compensation Plans •Investment Products •Private Equity/M&A •Client Retention

		Strategic Objectives:
		•Operationalize MIS •Launch ETFs •Westwood Wealth Transition •Promote a client-first culture •Branding & Web •Investor Relations	75.0%	$202,500	Far exceeded	150%	$303,750

			100.0%	$270,000			$405,000

	David O. Linton	Financial Objectives:	100.0%	$90,000	Exceeded	111%	$100,000
		•Intermediary Sales •Institutional Sales

The Stock Incentive Plan authorizes grants of several different types of equity awards, with the CHC Committee determining in both 2026 (for fiscal 2025 performance) and 2025 (for fiscal 2024 performance) that long-term equity awards would take the form of restricted stock awards that vest as follows:
•34% of awards vest upon the first anniversary of the grant date;
•33% of awards vest upon the second anniversary of the grant date; and
•33% of awards vest upon the third anniversary of the grant date.
For awards made in both 2026 and 2025: dividends on restricted stock awards are accrued and paid when underlying restricted shares vest; accrued dividends on forfeited shares are not paid; and restricted shares may not be sold, transferred, or pledged prior to vesting.
Other Benefits and Perquisites
Employee Benefits
We offer employee and post-retirement benefits to all full-time employees, including NEOs, to provide them with financial support in the event of injury, illness, or disability and to help them accumulate retirement savings on a tax-favored basis. Our employees are generally eligible to participate in benefit programs including medical, dental, vision, disability, life insurance, and health savings or flexible spending accounts. The cost of health insurance and savings plans is partially borne by the Company, including costs for NEOs. We pay for disability insurance and a set amount of term life insurance for all employees.
Savings Plan and Matching Contributions
Under Westwood Holdings Group, Inc.’s Savings Plan (the "Savings Plan"), all U.S. employees, including NEOs, are eligible to make 401(k) contributions, subject to annual IRS limits. We fully match employee contributions up to 6% of their eligible compensation (subject to IRS limits). An additional 1% contribution is matched for employees earning less than the highly compensated threshold ($155,000), as set annually by the IRS. Employees are vested immediately in their 401(k) contributions, as well as in the Company matching portion.
Profit Sharing Contributions
The Company’s Savings Plan authorizes us to make discretionary annual contributions to U.S. employees’ Savings Plan accounts based on our profitability and performance. The profit-sharing component of the Savings Plan is broad-based and all employees, including the NEO, are eligible for discretionary profit-sharing contributions. Profit sharing contributions are subject to a four-year vesting schedule, based on an employee's years of service.
For 2025, the Company made 401(k) matching contributions and Company profit-sharing contributions totaling $24,500 for each of Messrs. Casey, Gomez, and Linton.
Perquisites
We did not provide perquisites to our NEO during 2025.
Other Compensation Policies
Stock Ownership Guidelines
The Board has established stock ownership guidelines for the Chief Executive Officer (“CEO”), NEOs, and certain other executives because we believe that equity ownership encourages employees to share a long-term view of our success and a healthy concern for the entire Company. Executives subject to stock ownership guidelines are required to hold net shares acquired through vesting of equity-based compensation programs until the minimum guideline level is met. If a decline in the price of our common stock causes an executive’s holdings to fall below the applicable threshold, the executive will not be required to purchase additional shares but is required to hold 100% of net shares acquired through vesting of equity-based compensation programs until the threshold is regained. Compliance with stock ownership guidelines is evaluated periodically by our Board of Directors. With the decline in the price of our stock over time and increased thresholds in the stock ownership guidelines, the value of shares held by certain executives fell below the applicable thresholds. As of December 31, 2025, Mr. Casey was in compliance with the stock ownership holding requirement.
Employment and Related Agreements
Brian O. Casey
The CHC Committee believes that our Chief Executive Officer of Westwood Holdings Group, President and Chief Executive Officer of Westwood Wealth Management, and President of Westwood Trust, Brian O. Casey, is critical to our future success due to his significant responsibilities and contributions to the ongoing day-to-day operation of the business, his involvement in marketing our products, his development and direction of strategic initiatives and corporate development, as well as his participation in the development of new products. Accordingly, in December 2015, the CHC Committee entered into a new employment agreement with Mr. Casey, which auto-renewed for an additional one-year period on January 1, 2026, and is subject to automatic renewals for subsequent one-year periods.
Mr. Casey's employment agreement broadly addresses the terms of his employment with the Company including, among other things, his duties, compensation and benefits, termination, and the effects of termination. In addition, the employment agreement includes non-solicitation covenants and non-competition covenants that apply in specified circumstances for a period of one year, following the date of termination.
Fabian Gomez
There is no written employment agreement with Mr. Gomez; however, in connection with his appointment as President on May 26, 2022, the Company and Mr. Gomez entered into a letter agreement (the “Gomez Letter Agreement”) and an Employee Confidentiality and Non-Compete Agreement (the “Gomez CNCA”). The Gomez Letter Agreement, which supersedes and replaces the severance agreement between the Company and Mr. Gomez dated February 9, 2018, provides for continued vesting of Mr. Gomez’s outstanding unvested restricted stock awards (time-based and performance-based) upon his involuntary termination of employment by the Company without “cause” (as defined in the Gomez Letter Agreement), or his voluntary termination of employment with the Company for “good reason” (as defined in the Gomez Letter Agreement), provided he (a) complies fully with all obligations under the Gomez Letter Agreement and the Gomez CNCA, and (b) executes and does not revoke a general release of all claims arising out of or related to his employment with the Company. The Gomez CNCA contains (a) customary confidentiality provisions, (b) a non-compete covenant that applies during Mr. Gomez’s employment and for 12 months thereafter and that restricts him from performing services for any person or entity in the United States that is or was a client of Westwood with respect to whom Mr. Gomez did business and/or had personal contact during his employment with Westwood, and (c) customary employee and client non-solicitation restrictive covenants that apply during Mr. Gomez’s employment and for 24 months thereafter. In addition, under the Gomez CNCA, Westwood can elect to restrict Mr. Gomez from competing against Westwood in any capacity for up to six months following his termination of employment, in exchange for monthly salary continuation payments and monthly prorated bonus payments (based on the most recent annual cash bonus paid to Mr. Gomez before his termination).
David O. Linton
There is no written employment agreement with Mr. Linton; however, in connection with his hiring on November 21, 2022 with the Salient Partners, L.P. acquisition, the Company and Mr. Linton entered into an Employee Confidentiality and Non-Compete Agreement (the “Linton CNCA”). The Linton CNCA contains (a) customary confidentiality provisions, (b) a non-compete covenant that applies during Mr. Linton’s employment and for 12 months thereafter and that restricts him from performing services for any person or entity in the United States that is or was a client of Westwood with respect to whom Mr. Linton did business and/or had personal contact during his employment with Westwood, and (c) customary employee and client non-solicitation restrictive covenants that apply during Mr. Linton’s employment and for 24 months thereafter. In addition, under the Linton CNCA, Westwood can elect to restrict Mr. Linton from competing against Westwood in any capacity for up to six months following his termination of employment in exchange for monthly salary continuation payments and monthly prorated bonus payments (based on the most recent annual cash bonus paid to Mr. Linton before his termination).
Potential Payments Upon Termination or Change in Control
Set forth below is a summary of the compensation and benefits payable to Messrs. Casey, Gomez, and Linton in the event their employment is terminated.
Under the terms of our Stock Incentive Plan, in the event of their death or a "change in control" of the Company, unvested time-vested restricted stock awards would vest. Other than the terms of Mr. Gomez's severance benefit agreement discussed in "Employment and Related Agreements" above and the acceleration of restricted stock awards for Messrs. Gomez and Linton upon death or a "change in control," they are not contractually entitled to any other severance payments upon their termination or a "change in control" of the Company.
Under the employment agreement in place, payments to Mr. Casey could vary depending on the cause of termination and whether or not the Board elects to enforce a non-compete agreement. Mr. Casey's agreement contains a "double-trigger" change in control related to cash severance, requiring a qualifying termination of employment within 24 months, following a qualifying change in control event, which is consistent with external market practice.
The various payment scenarios for Mr. Casey are:
Payments upon termination without cause, by the executive for good reason or non-renewal by the Company (the non-compete agreement is automatically enforced).
Amounts under this scenario include the following, to the extent Mr. Casey has not been already paid:
•An amount equal to 1.5 times the sum of one year's salary, plus the annual bonus paid for the most recently completed year, to be paid in monthly installments over 18 months;
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused;
•Medical benefits for 18 months following termination; and
•All unvested stock options and unvested restricted shares shall be fully vested; provided, however, that to the extent that any such awards are subject to performance-based vesting conditions, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if Mr. Casey's employment had continued; and provided further that, if such award is subject to periodic vesting based upon performance conditions established for each vesting period, then the annual performance conditions applicable to any such award, following the termination of Mr. Casey's employment, shall be the same as the last periodic performance goal established, with respect to such award, prior to the termination of Mr. Casey's employment or, if more favorable to Mr. Casey, the periodic performance conditions established for performance-based vesting of equity or equity-based awards granted to other senior executives who are then still employed by the Company.
Payments upon termination with cause, by Mr. Casey without good reason or non-renewal by Mr. Casey where the non-compete agreement is enforced.
Amounts under this scenario include the following to the extent they have not been already paid:
•One year's salary paid in monthly installments, less the amount of medical insurance premiums that would have paid, had he remained employed;
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused; and

•Medical benefits for 12 months following termination.
All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.
Payments upon termination with cause, by Mr. Casey without good reason or non-renewal by Mr. Casey where the non-compete agreement is not enforced.
Amounts under this scenario include the following to the extent he has not been already paid:
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused; and
•Medical benefits for 12 months following termination.
All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.
Payments upon termination due to a change in control (the non-compete agreement is automatically enforced)
Amounts under this scenario include the following, to the extent Mr. Casey not been already paid:
•An amount equal to two times the sum of one year's salary, plus the annual bonus paid for the most recently completed year, to be paid in monthly installments over 24 months;
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused;
•Medical benefits for 18 months, following termination; and
•All unvested stock options and all unvested restricted shares shall be fully vested; provided, however, that to the extent that any such awards are subject to performance-based vesting conditions, the performance goals were achieved at 100% of the target performance.
Payments upon termination due to death
Amounts under this scenario include the following, to the extent they have not been already paid:
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused;
•Medical benefits for 18 months, following termination; and
•All unvested stock options and all unvested restricted shares shall be fully vested.
Payments upon termination due to disability
Amounts under this scenario include the following to the extent they have not been already paid:
•Bonus and incentive compensation earned as of the termination date;
•Vacation time, earned and unused;
•Disability benefits, if any, at least equal to those then provided by the Company to disabled executives and their families;
•Medical benefits for 12 months, following termination; and
•All unvested stock options and all unvested restricted shares shall be fully vested.
Outstanding Equity Awards at December 31, 2025
The following table summarizes all outstanding equity awards held by our NEO as of December 31, 2025:

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Award Grant Year (e) (1)	Number of Shares of Stock That Have Not Vested (#) (f) (2)	Market Value of Shares of Stock That Have Not Vested ($) (g) (3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (i)
Brian O. Casey	—	—	—	2025	45,621	785,137	—	—
	—	—	—	2024	31,831	547,812	—	—
	—	—	—	2023	16,714	287,648	—	—
Fabian Gomez	—	—	—	2025	24,636	423,986	—	—
	—	—	—	2024	21,719	373,784	—	—
	—	—	—	2023	5,348	92,039	—	—
David O. Linton	—	—	—	2025	6,083	104,688	—	—
	—	—	—	2023	6,998	120,436	—	—

(1)    The years in column (e) reflect the year in which the award was granted. The 2023 grant was for 2022 performance year, the 2024 grant was for the 2023 performance year, and the 2025 grant was for the 2024 performance year.
(2)    The shares in column (f) will vest in late February of each year according to the following schedule provided that the individual is still employed on the vesting date. The grants vest over a 3-year period with 34% vesting Year 1, 33% vesting Year 2, and 33% vesting Year 3.
(3)    The amounts in columns (g) reflect the value of the shares shown in columns (f), multiplied by $17.21, the closing market price of our common stock as of December 31, 2025, the last business day in 2025.
Stock Incentive Plan
All equity-based incentive awards are governed by the Stock Incentive Plan (the “Plan”).
In 2025, equity awards under the Plan consisted of issuance of our authorized restricted common stock. Awards under the Plan may be made to employees, including officers and directors who may be employees, non-employee directors, and consultants. Any shares issued under the Plan may consist of authorized but unissued shares or forfeited shares, or a combination thereof.
The Plan authorizes the grant of several types of equity-based awards, including incentive stock options ("ISOs"), non-statutory stock options ("NSOs") restricted stock, mutual fund awards, stock purchase rights, stock appreciation rights ("SARs"), restricted stock units ("RSUs"), and performance shares (in the form of deferred stock awards). The Plan also authorizes cash awards in the form of annual incentive awards, performance-based awards, and discretionary bonus awards. The various types of awards authorized under the Plan may be utilized in the future if determined to be appropriate by the CHC Committee. The CHC Committee limits its equity-based awards under the Plan to restricted stock and mutual fund awards. The CHC Committee believes that restricted stock awards are the most effective vehicle to align the interests of employees with stockholders and clients. Unless the CHC Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. No dividends are payable with respect to unvested restricted stock. The CHC Committee has determined that dividends payable on unvested restricted stock will be accrued and, therefore, dividends are subject to forfeiture conditions and payable to the recipient only when the underlying shares of restricted stock vest. The CHC Committee believes that these terms and conditions for restricted stock awards offer the best balance of providing value to the employee as we succeed as a company, as well as providing a mechanism to retain key employees over the long-term as they build a meaningful portion of their wealth in the form of Company equity.
The Board or the CHC Committee administers the Plan with respect to all eligible individuals. Cash incentive awards are typically communicated to employees and paid in the first quarter of the following year to coincide with year-end performance reviews. Annual time-vested restricted stock awards are generally awarded in the first quarter of the year and reflect performance in the prior year.
Determinations of the CHC Committee are final, conclusive, and binding upon all persons having an interest in the Plan. Any action or determination by the CHC Committee regarding an award to a non-employee director must be approved by the Board.
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of Company securities by directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A copy of the Company’s Insider Trading Policy is attached to the Company’s Annual Report on Form 10-K as Exhibit 19.

Pay-Versus-Performance Disclosure
The pay versus performance disclosure below is presented in accordance with SEC requirements and reflects “compensation actually paid” as defined under Item 402(v) of Regulation S-K. While the CHC Committee considers a range of performance factors in establishing executive compensation, including Company financial performance and shareholder return, the methodology used to calculate compensation actually paid for purposes of this disclosure differs from the manner in which the CHC Committee evaluates compensation outcomes when making compensation decisions.

Year	Summary Compensation Table Total for Brian O. Casey(1) ($)	Compensation Actually Paid to Brian O. Casey(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on TSR(4) ($)	Net Income ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	2,634,720	2,932,264	1,237,975	1,342,691	176.78	7.1
2024	2,101,369	2,334,865	959,548	790,415	143.55	2.2
2023	2,067,532	2,135,660	866,067	924,267	118.84	10.6
(1) Brian O. Casey was our PEO for each year presented. The individuals comprising the Non-PEO NEO for each year presented are listed below.

2023	2024	2025
Fabian Gomez	Fabian Gomez	Fabian Gomez
Leah Bennett	Leah Bennett	David O. Linton
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEO. These amounts reflect the Summary Compensation Table Total, with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.
(4)    Assumes $100 was invested in the Company for the period starting December 31, 2022, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Year	Summary Compensation Table Total for Brian O. Casey ($)	Exclusion of Stock Awards for Brian O. Casey ($)	Inclusion of Equity Values for Brian O. Casey ($)	Compensation Actually Paid to Brian O. Casey ($)
2025	2,634,720	(750,000)	1,047,544	2,932,264

Year	Average Summary Compensation Table Total for Non-PEO NEO ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEO ($)	Average Inclusion of Equity Values for Non-PEO NEO ($)	Average Compensation Actually Paid to Non-PEO NEO ($)
2025	1,237,975	(252,500)	357,216	1,342,691
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Brian O. Casey ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Brian O. Casey ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Brian O. Casey ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Brian O. Casey ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Brian O. Casey ($)	Total - Inclusion of Equity Values for Brian O. Casey ($)
2025	805,667	160,198	—	81,679	—	1,047,544

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	271,249	56,207	—	29,760	—	357,216

Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the three most recently completed fiscal years for the Company.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
4
3
3
2
2
1
1
0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR (FYE 2022 Indexed to $100)
100.00
2.1
118.84
0.9
2.3
143.55
0.8
2.9
176.78
1.3
2022
2023
2024
2025
Fiscal Year
Brian O. Casey Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Westwood Holdings Group, Inc. TSR

Compensation Actually Paid and Net Income
The following chart presents Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our Non-PEO NEOs, together with our Net Income, for each of the fiscal years presented.

Pursuant to SEC rules, the information in this “Pay-Versus-Performance Disclosure” section shall not be deemed to be incorporated by reference into any Company filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.

PROPOSAL 2:
Ratification of Appointment of BDO USA, P.C. as Independent Auditors
Our Audit Committee has appointed BDO USA, P.C. (“BDO”) as our independent auditors for 2026. Representatives of BDO will attend the virtual annual meeting to answer questions and may make a statement, if they so desire.
Fees Billed by BDO
BDO was appointed to serve as independent auditor for the Company in 2022. The following table presents aggregate fees billed to the Company and the common trust funds in 2025.

	Fiscal Year Ended December 31,
	2024	2025
Audit fees(1)	$690,965	$751,350
Total	$690,965	$751,350

(1)    Includes the aggregate fees billed for professional services in connection with the audit of our annual financial statements, the review of the financial statements included in our Form 10-Qs and testing required by Sarbanes-Oxley Section 404, as well as for services that are normally provided in connection with statutory or regulatory filings or engagements.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent auditors. Each year the Audit Committee considers for approval the independent auditor's engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to ensure that they are within the scope pre-approved by the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its chairperson the authority to represent the Audit Committee in reviewing and approving audit and non-audit services, however, the Audit Committee must ratify any such actions by the chairperson.
The Audit Committee or the chairperson acting on its behalf pre-approved all services provided by BDO for the year ended December 31, 2025.
Vote Sought and Recommendation
Although stockholder action on this matter is not required, the appointment of BDO is being recommended to the stockholders for ratification. The affirmative "FOR" vote of a majority of the votes cast at the annual meeting will serve to ratify the appointment of BDO as independent auditors for 2026. Abstentions will not affect the outcome of a vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT AUDITORS FOR 2026.

PROPOSAL 3:
Approval of the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan
The CHC Committee and the Board of Directors have approved and have proposed that our stockholders approve the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the "Plan") at the annual meeting. The Westwood Holdings Group, Inc. Stock Incentive Plan was originally adopted on February 1, 2002. The Plan has been amended or restated several times since it was adopted. On May 1, 2025, our stockholders approved the Eleventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan with a reserve of 6,948,100 shares of common stock. If the Plan is approved by our stockholders, an additional 200,000 shares will be available for issuance under the Plan, such that the maximum number of shares available for issuance under the Plan will increase from 6,948,100 shares to 7,148,100 shares.
Westwood is seeking stockholder approval for the Plan. Stockholder approval is required under the requirements of the NYSE Corporate Governance Listing Standards, which are applicable to Westwood.
The CHC Committee believes it is important to authorize an additional 200,000 shares for granting under the Plan. As of March 3, 2026, approximately 6,347,653 shares had been issued under the Plan, leaving 600,447 shares available under the Plan for issuance. The CHC Committee does not believe that this amount is sufficient to meet the Company's anticipated grants of awards through the date of our 2026 Annual Meeting of Stockholders. If stockholders do not approve the Plan, the Eleventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan will remain in effect, however, shares available for equity-based compensation may be quickly depleted and we will lose the ability to use equity as a compensation tool, requiring a greater cash allocation to support our incentive programs. The CHC Committee plans to request additional shares on an annual basis to accommodate anticipated grants related to the hiring, retention, and promotion of employees. In 2025, 2024, and 2023, the number of shares of common stock underlying equity awards granted was approximately 250,000, 330,000, and 500,000, respectively.
Why Stockholders Should Vote to Approve the Plan
Equity Compensation Is Important in a Competitive Labor Market
In the asset management industry, there is significant competition for experienced individuals with the skills necessary to execute our strategy and advance our business. Our success depends on such key employees. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components. Equity compensation is an important part of our employment value proposition.
Equity Awards Are a Key Part of Our Compensation Program
Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other stockholders, effectuate a culture of ownership among our employees and other recipients, and preserve our cash resources. Equity incentives link long-term performance and payouts through the value of our shares. We believe that employees and other recipients with a personal stake in the future success of the Company are motivated to achieve our objectives and increase stockholder value. These unique and valuable aspects of equity compensation have made it a key element of our compensation strategy, and thus we grant equity compensation to provide opportunities to participate in ownership of the Company.
Equity Compensation Is Important to Talent Acquisition and Retention
Equity compensation is important to our ability to attract, motivate, and retain employees and officers and, as noted above, to be successful in the competitive market for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their equity, share in the stockholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.
The Size of Our Share Reserve Request Is Reasonable
If our request to approve the Plan and its share reserve is approved, we will have 7,148,100 shares available for grant after April 30, 2026, which we believe represents a reasonable amount to cover our needs for a limited period of time. The CHC Committee currently anticipates that we will likely need to request additional Shares at our 2027 Annual Meeting of Stockholders, based on our current share price, recent burn rate history, and historical new hire and annual grant practices. In determining the share reserve, the CHC Committee took into account the potential impact of any expected future changes in employee population on projected share use. We cannot predict our future equity grant practices, the future price of our shares, or future hiring activity with any degree of certainty at this time, and the share reserve under the Plan could last for a shorter or longer time.
Monitoring of Dilution
In connection with contemplating the number of shares to authorize for issuance under the Plan, the CHC Committee considered the potential dilution to current stockholders and projected future share usage, among other things. The CHC

Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our stockholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants.
Key Equity Metrics
The following tables provide additional information regarding our overhang, or potential stockholder dilution. Our overhang is equal to the number of shares subject to our outstanding equity awards under the Plan at December 31, 2025, plus the number of shares available to be granted under the Plan, divided by the total shares of common stock outstanding.

Outstanding Award Type	Number of Shares (as of December 31, 2025)
Time-Based Restricted Stock	975,891
Shares of common stock outstanding	9,394,066
Number of shares available for grant	773,780
The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the Plan:

Fiscal Year	Time-Based Restricted Stock Granted	Weighted Average Number of Common Shares	Burn Rate(1)
2023	507,244	8,112,140	6.3%
2024	328,489	8,515,779	3.9%
2025	254,737	8,885,580	2.9%
Three-Year Average Burn Rate:			4.4%
(1) The “Burn Rate” measures how quickly we use shares and is calculated by dividing (a) the number of shares subject to equity awards granted during the applicable fiscal year by (b) the weighted average number of common shares outstanding during the applicable fiscal year.

The Plan Is Intended to Protect Stockholder Interests and Is Consistent with Good Corporate Governance
Award Vesting Limitations. Awards granted under the Plan will vest no earlier than the first anniversary of the date an award is granted, with a carve-out exception for up to 5% of the aggregate shares available for issuance under the Plan.
No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Westwood’s stock on the date of grant.
Share Recycling. Any shares subject to an award under the Plan that are forfeited, settled for cash, expire, or otherwise are terminated without issuance of such shares, become available for awards under the Plan. In addition, cash awards do not reduce the shares available under the Plan or to a participant in any calendar year. Shares delivered to the Company to pay the exercise price or base price of an award, or to satisfy tax withholding obligations, or shares purchased on the open market using option proceeds, or shares not issued in connection with a SAR share settlement, will not become available again for issuance under the Plan.
Change in Control. In the event of a change in control, each outstanding award under the Plan shall become 100% vested and exercisable as of the date ten (10) days prior to the date of the change in control.
Payment of dividends only if underlying awards vest. Under the Plan, dividends and dividend equivalents, if permitted to be earned on any award, will be paid only to the extent that the underlying award vests.
No single trigger “change-in control” vesting. Grants under the Plan will vest only on the occurrence of a change in control that is accompanied by certain qualifying terminations of an individual’s employment.
No repricing. The Plan prohibits the repricing of awards or the repurchase and/or cancellation of underwater awards in exchange for cash or other awards without stockholder approval.
No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Plan will be automatically replenished.
No increase in shares available without stockholder approval. The Plan prohibits any amendment that operates to increase the total number of shares that may be issued under the Plan (other than customary adjustments in connection with certain corporate reorganizations or other events).

No discounted options or SARs. Options and SARs may not be granted with an exercise or base price lower than the fair market value of the underlying shares on the date of grant (except in connection with substitute awards).
Clawback. Awards granted under the Plan are subject to the Company’s clawback and/or recoupment policies.
Limitation on amendments. No amendments to the Plan can be made without stockholder approval if any such amendment would require stockholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Company’s shares are principally listed.
Description of the Twelfth Amended and Restated Plan, as Amended
A summary of the material features of the Plan, as it would be amended, is set forth below. This description and summary are qualified in their entirety by the full text of the Plan included in Appendix A to this proxy statement.
Key Features of the Plan. Awards under the Plan will consist of cash or Westwood's authorized common stock. The fair market value of Westwood's common stock, as of March 3, 2026 was $16.85 per share. The Plan provides for the grant of incentive stock options, non-statutory options, shares of restricted stock, stock appreciation rights, restricted stock units, annual incentive awards, performance-based awards (in the form of cash or deferred stock awards), and discretionary bonus awards. Awards under the Plan may be made to key employees, including officers and directors who may be employees, and to non-employee directors or advisors. There are currently 151 Westwood employees and five non-employee directors who may be eligible to receive awards under the Plan. The total number of shares of common stock available pursuant to awards under the Plan over its entire term is 6,948,100, plus any shares of common stock represented by awards under the Plan that are forfeited, terminated, expired, or canceled without delivery of shares of common stock. Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, or forfeited shares, or a combination thereof. Shares that are exchanged by a participant or withheld by the Company as full or partial payment of the exercise price of a stock option or to cover any taxes payable as a result of the grant, exercise, vesting, or settlement of an award, will not be available for issuance under the Plan. Subject to adjustment, no more than 316,033 shares of common stock may be covered by stock-based awards granted to any participant under the Plan in a calendar year.
Term of the Plan. All awards made under the Plan must be made within 10 years from the date the Plan is adopted.
Administration. Unless our Board of Directors determines otherwise, the Plan will be administered by the CHC Committee whose determinations will be final and binding on any interested person. Such determinations include selecting participants, determining awards made under the Plan, interpreting plan provisions, and deciding the terms and conditions of any award.
Amendment. The Plan may be amended by the Board of Directors or by the CHC Committee. Amendments will be subject to stockholder approval if and to the extent required by applicable law, regulations, or rules. Any amendment that would increase the aggregate number of shares of stock that may be issued under the Plan must be approved by our stockholders.
Antidilution. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares, subject to the Plan, and to any outstanding awards (if applicable), and in the exercise price per share of any outstanding awards (if applicable), as the CHC Committee or the Board of Directors determines fair and equitable.
Persons Eligible for Grants. Any employee or non-employee director of Westwood, or any of its parents or subsidiaries, is eligible to be selected as a participant and receive an award under the Plan determined by the CHC Committee, acting in its discretion. ISOs will be granted only to participants who are employees of Westwood or a subsidiary thereof.
Types of Awards. The Plan authorizes the grant of several types of stock-based awards, including, without limitation, incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance-based shares, and other stock-based awards. The Plan also authorizes cash awards, including annual incentive awards, performance-based awards, and discretionary bonus awards. The various types of awards authorized under the Plan may be utilized in the future if determined appropriate by the CHC Committee. To date, the CHC Committee has only granted stock-based awards under the Plan in the form of restricted stock and NSOs.
Types of Awards
Options. ISOs and NSOs are stock options that allow the recipient to purchase a fixed number of shares of common stock at a fixed price (which may not be less than the fair market value on the option grant date, as determined under the Plan). Options will be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the CHC Committee and set forth in the option agreement evidencing such option; provided, however, that (i) no option shall be exercisable after the expiration of 10 years after the effective date of grant of such option, (ii) no ISO granted to a stockholder who owns more than 10 percent of our common stock will be exercisable after the expiration of five years after the effective date of grant of such option, and (iii) no option granted to a prospective employee, prospective consultant, or prospective director may become exercisable prior to the date on which such person commences service with the Company. Subject to the foregoing, unless otherwise specified by the CHC

Committee in the grant of an option, any option granted hereunder shall terminate 10 years after the effective date of grant of the option, unless earlier terminated in accordance with its provisions.
Subject to the limitations of the Plan, payment of the exercise price of an option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of our common stock owned by the participant having a fair market value not less than the exercise price, (iii) through the cashless exercise procedures set forth in the Plan, (iv) with such other considerations approved by the CHC Committee to the extent permitted by applicable law, or (v) by any combination thereof.
Restricted Stock Awards. The CHC Committee may also make awards of restricted shares of our stock. The vesting of restricted stock may be conditioned upon the lapse of time and/or the satisfaction of other factors determined by the CHC Committee. Unless the CHC Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the shares. Dividends and dividend equivalents will not be payable with respect to restricted stock; however, the CHC Committee may provide that dividends will be accrued with respect to restricted shares (at the same rate paid to our stockholders generally) and, if so, that the dividends will be subject to the vesting conditions applicable to the corresponding restricted stock. None of the restricted shares may be sold, transferred or pledged during the restricted period, and, except for termination due to death or as otherwise determined by the CHC Committee, all restricted shares shall be forfeited, and all rights to the shares will terminate, if the recipient ceases to be an employee, consultant, or director of the Company or any of our subsidiaries before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by us with respect to the shares.
Stock Appreciation Rights. The CHC Committee may also make awards of SARs, which allow the recipient to exercise all or a specified portion of the SAR for an amount equal to the product of (i) the excess of (A) the fair market value of the shares of our stock on the date the SAR is exercised over (B) the grant price of the SAR and (ii) the number of shares of our stock with respect to which the SAR was exercised. Payment will be in cash, shares of our stock, or a combination thereof, as determined by the CHC Committee. Dividends and dividend equivalents will not be payable with respect to SARs.
Restricted Stock Units. The CHC Committee may also make awards of RSUs. The settlement of RSUs may be satisfied by delivery of shares of our stock, cash in an amount equal to the fair market value of the specified number of shares of our stock, or a combination thereof, as determined by the CHC Committee. Dividends and dividend equivalents will not be payable with respect to RSUs; however, the CHC Committee may provide that dividends will be accrued with respect to RSUs (at the same rate that is paid to our stockholders generally) and, if so, that the dividends will be subject to the vesting conditions applicable to the corresponding RSUs.
Other Stock-based Awards. The CHC Committee may also make awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of our stock, including, without limitation purchase rights for shares of our stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the CHC Committee, and awards valued by reference to the book value of a share of our stock.
Awards to Non-Employee Directors. Non-employee directors are eligible to receive any type of award under the Plan other than ISOs. The grant of an award to a non-employee director, acting in his or her capacity as director, taken together with fees paid in cash to the non-employee director, cannot exceed $350,000, or $500,000 for the Chairman of the Board.
Annual Incentive Awards. The CHC Committee may also grant annual incentive awards of stock, cash, or any combination of stock and cash to our employees and other eligible persons, in such amounts and subject to such terms and conditions as the CHC Committee may determine. The CHC Committee shall establish the maximum level of annual incentive awards that may be granted for each year. The CHC Committee may, in its sole discretion, reduce, but not increase, the proposed annual incentive award payable to any participating employee during a year.
Performance-Based Awards. The Plan allows the CHC Committee to grant awards, the vesting, exercise, or settlement of which is contingent upon the satisfaction of one or more performance conditions. The list of performance measures upon which performance goals may be based currently, includes: (i) net earnings or net income (before or after taxes, depreciation and amortization); (ii) cash earnings; (iii) earnings per share; (iv) net sales or revenue growth; (v) net operating income; (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment (discounted or otherwise)); (viii) operating income before interest, taxes, depreciation and amortization; (ix) return on stockholders’ equity; (x) operating margins or operating expenses; (xi) value of the Company’s stock or total return to stockholders; (xii) value of an investment in the Company’s stock assuming the reinvestment of dividends; (xiii) assets under management; (xiv) performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group; (xv) adjusted pre-tax income; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria consisting of one or more objectives, based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal or professional objectives, consisting of one or more objectives based on the implementation of plans and policies, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions; (xix) any other criteria selected by the CHC Committee; and/or (xx) a combination of any or all of the foregoing criteria. Any evaluation of performance in relation to performance-based awards may include or exclude, as applicable: asset write-downs, litigation or claim judgments or settlements, changes in tax laws, accounting principles or other laws or provisions, reorganization or restructuring programs, acquisitions or divestitures, foreign exchange gains and losses, or gains and losses that are treated as unusual in nature or what may occur infrequently under Accounting Standards Codification Topic 225. Nothing amended and restated in the Plan is intended to materially amend any outstanding performance-based award granted on or before November 2, 2017 that was designed to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (as in effect prior to the Tax Cuts and Jobs Act of 2017).
Discretionary Bonus Awards. The CHC Committee may also grant discretionary bonus awards of stock, cash, or any combination of stock and cash to our officers and key employees in such amounts, and subject to such terms and conditions, as the CHC Committee may determine.
Material Federal Income Tax Consequences of the Plan
The following is a summary of material United States federal income tax consequences associated with awards granted under the Plan, based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or to Westwood. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences.
Incentive Stock Options. A participant will generally not recognize any taxable income upon either the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, upon the exercise of an ISO, a participant is required to include the difference between the option exercise price and the fair market value of the common stock received in alternative minimum taxable income for purposes of calculating the alternative minimum tax. If a participant sells or otherwise disposes of the common stock acquired pursuant to the exercise of an ISO within either two years from the date of grant or one year from the date of exercise of the option (an “Early Disposition”), the participant will recognize ordinary income at the time of the Early Disposition in an amount equal to the lesser of (i) the excess of the amount realized by the participant on the Early Disposition over the exercise price of the option, or (ii) the excess of the fair market value of the common stock on the date of exercise over the exercise price of the option. The excess, if any, of the amount realized by the participant on the Early Disposition over the fair market value of the common stock on the date of exercise will be treated as a capital gain and will either be a short-term (taxable at ordinary income tax rates) or long-term gain, depending on the participant’s holding period. If a participant disposes of the common stock for an amount below the participant’s tax basis, the difference between the amount realized in the Early Disposition and the tax basis will generally be a capital loss and will either be short-term or long-term, depending on the participant’s holding period.
Nonqualified Stock Options. A participant will not recognize any taxable income upon the grant of an NSO. In general, a participant will recognize ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the exercise price paid for the stock.
Annual Incentive Awards, Performance-Based Awards and Discretionary Bonus Awards. In general, a participant who receives cash pursuant to an award made under the Plan will recognize ordinary income equal to the amount of cash that is received. Except as discussed below in the section entitled “Common Stock Subject to a Substantial Risk of Forfeiture,” a participant who receives shares of common stock pursuant to an award under the Plan will recognize ordinary income at the time the shares are received in an amount equal to the fair market value of the shares.
Common Stock Subject to a Substantial Risk of Forfeiture. In general, if a participant receives common stock pursuant to an award made under the Plan that is subject to a substantial risk of forfeiture, then, unless the participant files an early income recognition election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Section 83(b)”) (discussed below), the participant will not recognize any income at the time of receipt of the stock, but will recognize ordinary income when the shares become vested (i.e., when they are no longer subject to a substantial risk of forfeiture) in an amount equal to the difference between the fair market value of the stock at the time the restrictions lapse and the amount paid, if any, for the stock. However, a participant who receives common stock subject to a substantial risk of forfeiture may elect under Section 83(b) to recognize ordinary income at the time the stock is received in an amount equal to the fair market value of the stock at that time, reduced by the amount, if any, paid for the stock. An 83(b) election may be made, if at all, within 30 days after the date on which the non-vested restricted stock is received.
Availability of Tax Deduction for Westwood. When ordinary income is recognized by a participant in connection with the receipt or exercise of an award under the Plan (including the filing of an election under section 83(b) of the Code), we will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount, assuming the requisite withholding requirements are met. However, compensation paid by us to Covered Employees is generally subject to the $1 million annual deduction limitation of Section 162(m). For awards granted before November 2, 2017, this limitation does not apply to performance-based compensation that meets certain requirements of Section 162(m).

Tax Withholding. Our obligation to make payments or issue shares in connection with any award will be subject to and conditioned upon the satisfaction of applicable tax withholding obligations. The CHC Committee may allow a participant to satisfy a withholding tax obligation, in whole or in part, by having us withhold shares that would otherwise be issued to the participant, or by having the participant deliver cash or shares to us, in either case with a value equal to the minimum amount of the withholding obligation. Shares that are withheld to satisfy part or all of a withholding tax obligation are not eligible for reissuance under the Plan.
Plan Benefits
Future awards that may be made to eligible participants under the Plan are subject to the discretion of the CHC Committee and, therefore, cannot be determined with certainty at this time. During 2025 and 2024, (a) restricted stock awards covering 76,340 and 102,805 shares, respectively, were granted under the Plan to our NEOs, and (b) restricted stock awards covering 28,450 and 30,188 shares, respectively, were granted under the Plan to our non-employee directors.
Vote Sought and Recommendation
The approval of the Plan requires the affirmative vote of a majority of the votes cast with respect to this Proposal. All proxies submitted will be voted "FOR" this Proposal, unless stockholders specify a contrary vote in their proxies. Neither broker non-votes nor abstentions will be counted as votes cast with respect to this Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE TWELFTH AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN.

PROPOSAL 4:
Advisory Vote on Executive Compensation
In conjunction with our stockholder outreach efforts on executive compensation, we are also seeking a non-binding, advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K.
The CHC Committee has structured our executive compensation program to reflect our "pay-for-performance" philosophy. The compensation opportunities provided to the NEOs are dependent on the Company’s financial performance and the NEOs’ individual performances and are intended to drive creation of sustainable stockholder value. The CHC Committee will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers to achieve the Company’s business strategies and objectives.
You can vote "FOR" or "AGAINST" or to "ABSTAIN" from voting on the following non-binding resolution relating to executive compensation:
"Resolved, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the executive compensation section, the compensation tables, and the narrative discussion."
In deciding how to vote on this proposal, you are encouraged to consider the Company’s executive compensation philosophy and objectives and the components of the Company’s executive compensation program as set forth in the Executive Compensation section above, as well as the following key aspects of our executive compensation program:
•A significant portion of each named executive officer's total direct compensation — an average of 68% excluding Mr. Casey as discussed above in "Executive Compensation" — was "at risk" compensation in 2025 delivered in the form of an annual cash incentive award and an annual equity incentive award.
•Over the past three years, our NEOs have not received any perquisites.
•The CHC Committee endeavors to structure our executive compensation program to motivate and reward our executive officers for taking appropriate business risks, while avoiding pay practices that incentivize excessive risk-taking.
While your vote on this proposal is advisory and is not binding on the CHC Committee, our Board of Directors and the CHC Committee value the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration for future decisions regarding our executive compensation program.
Vote Sought and Recommendation
The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding, advisory basis, the Company's executive compensation. Broker non-votes and abstentions will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other Relationships and Related Transactions
The Company earned revenues from an affiliate of a beneficial owner, GAMCO Investors, Inc., in the amount of $228,000 during fiscal year 2025 in connection with sub-advisory services provided by us.
Management Accounts
Certain of our directors, executive officers, and their affiliates invest their personal funds directly in accounts held and managed by us. All such funds are managed along with, and on the same terms as, funds deposited by our other clients. These individuals are charged management fees for our services at a preferred fee rate, consistent with fees charged to other select clients who are not members of our Board of Directors or executive officers.
Review and Approval of Related Party Transactions
All future material transactions involving affiliated parties will be subject to approval by a majority of our unaffiliated directors. We have a written policy, entitled the “Conflict of Interest Policy,” that addresses the review and approval of related-party transactions. The Policy provides that, except with the Board’s prior knowledge and consent, no director, officer, or employee of Westwood or its subsidiaries may be involved in a transaction or relationship that gives rise to a “conflict of interest” with Westwood. The policy defines “conflict of interest” as an occurrence where a director, officer, or employee’s private interests interfere, or appear to interfere, in any way with our interests taken as a whole and specifically includes all related-party transactions and relationships that we are required to disclose in our proxy statement.
In the event that the Board’s consent to a conflict of interest is sought, the request must be addressed to our compliance officer (or, where the matter involves the compliance officer, to the Audit Committee) and referred to the Audit Committee for its consideration. If the matter involves any member of the Audit Committee, the matter is required to be addressed by the unaffiliated members of the Board of Directors. A majority of the members of the Audit Committee (or a majority of the unaffiliated members of the Board of Directors, where applicable) must approve any request. The terms of any such transaction must be as favorable to us as the terms would be if the transaction were entered into with an unrelated third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of March 3, 2026, there were 9,487,973 shares of common stock issued and entitled to vote at the Annual Meeting. Except where otherwise indicated, the following table sets forth certain information as of March 3, 2026 regarding beneficial ownership of the common stock and the percentage of total voting power held by:
•each stockholder known by us to own more than five percent (5%) of outstanding common stock;
•each director and director nominee;
•each named executive officer; and
•all directors and executive officers as a group.
Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
5% Beneficial Owners
Hoak Public Equities, L.P. (2),(3),(7)	750,000	7.9%
Allspring Global Investments Holdings LLC (2),(4)	606,812	6.4%
BlackRock Fund Advisors (2),(5)	512,735	5.4%
Settian Capital LP (2),(6)	470,515	5.0%
Directors and NEOs (1)
Brian O. Casey	530,610	5.6%
Fabian Gomez	122,573	1.3%
David O. Linton	29,415	*
J. Hale Hoak (7)	829,990	8.7%
Geoffrey R. Norman (8)	50,084	*
Ellen H. Masterson	46,834	*
Randy A. Bowman	31,752	*
Katherine A. Murray	5,690	*
Janice Ryan	*	*
All directors and NEO as a group (9 persons)	1,646,948	17.4%
 ___________________
*    Less than 1%
(1)    The address of each director and named executive officer is 200 Crescent Court, Suite 1200, Dallas, Texas, 75201.
(2)    The beneficial ownership information reported for this stockholder is based upon the most recent Form 13F, Schedule 13G or Schedule 13D filed with the SEC by such stockholder, as supplemented by additional information provided to the Company.
(3)    The address of Hoak Public Equities, L.P. is 3963 Maple Avenue, Suite 450, Dallas, TX 75219. On April 23, 2025, J. Hale Hoak reported, on Schedule 3/A, his ownership of 750,000 shares.
(4)    The address of Allspring Global Investments Holdings, LLC is 525 Market St., 10th Fl, San Francisco, CA 94105. On January 15, 2026, Allspring Global Investments Holdings, LLC reported its beneficial ownership, indicating that it held sole voting power over 606,812 shares and sole dispositive power over 606,812 shares.
(5)    The address of BlackRockFund Advisors is 50 Hudson Yards, New York, NY 10001. On February 22, 2026, BlackRock Fund Advisors reported its beneficial ownership, indicating that it held sole voting power over 512,735 shares and sole dispositive power over 512,735 shares.
(6)    The address of Settian Capital LP is 767 Fifth Avenue, 18th Floor, New York, NY 10153. On February 4, 2026, Settian Capital LP reported its beneficial ownership, indicating that it held sole voting power over 470,515 shares and sole dispositive power over 470,515 shares.
(7)    The 750,000 shares reported for Hoak Public Equities, L.P. are included in the 829,990 shares reported as beneficially owned by director J. Hale Hoak, as Mr. Hoak may be deemed to beneficially own the shares held by Hoak Public Equities, L.P. due to his relationship with that entity. Accordingly, these shares are reflected in both ownership totals and do not represent additional shares. Mr. Hoak also directly owns 54,990 shares and may be deemed to beneficially own 25,000 shares held by the Hale Hoak Child’s Trust, of which he serves as trustee.
(8)    Mr. Norman has served as a director since 2007 and is not seeking reelection to the Board of Directors in 2026.

REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by us to any governmental body or the public. The Audit Committee charter is available on our website westwoodgroup.com under the corporate governance section. The Audit Committee reviews the adequacy of and compliance with such charter annually.
In discharging its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of Westwood Holdings Group, Inc. ("Westwood") as of and for the fiscal year ended December 31, 2025 with management and BDO USA, P.C. ("BDO"), our independent auditors, and the Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Management is responsible for Westwood’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) and15d-15(f) promulgated under the Securities Exchange Act of 1934), and for the preparation of Westwood’s consolidated financial statements, in accordance with generally accepted accounting principles (“GAAP”). BDO is responsible for auditing those financial statements and expressing an opinion on the conformity of the financial statements with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are "independent," as defined by U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules, and, although the Board of Directors has determined that Ms. Masterson and Mr. Norman are "audit committee financial experts," as defined by SEC rules, neither Ms. Masterson, Mr. Norman, nor any other member of the Audit Committee, represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of BDO. In fulfilling this responsibility, the Audit Committee engages in an annual evaluation of the independent auditing firm's qualifications, performance, independence, tenure, and work quality as part of its decision as to whether the current firm should be retained for the upcoming year's audit. The Audit Committee discussed with BDO the overall scope and plan for its audits and met with the firm throughout the year, with and without management present, to monitor the firm's progress and results obtained from their audits.
The Audit Committee received from BDO a formal written statement describing all relationships between the firm and Westwood that might bear on the auditors’ independence, consistent with Independent Standards Board Standard No. 1, and discussed with BDO any relationships that might impact their objectivity and independence. Based on such information, the Audit Committee confirmed BDO’s independence. The Audit Committee also approved, in advance, all audit and permitted non-audit services to be provided and concluded that BDO's provision of other permitted non-audit services to Westwood and related entities is compatible with BDO's independence.
The Audit Committee discussed with management, Westwood’s internal auditors, and BDO the quality and adequacy of Westwood’s internal controls over financial reporting and the audit scope and plans for audits performed by the internal auditors and BDO.
The Audit Committee discussed with BDO all communications required by GAAP standards used in the United States, including those described in Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
For the fiscal year 2025, management completed the documentation, testing, and evaluation of Westwood’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. In making its assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in Internal Control - Integrated Framework (2013 framework). The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management and internal audit during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and BDO. At the conclusion of the process, management provided the Audit Committee with a report on management’s assessment of the effectiveness of Westwood’s internal control over financial reporting as of December 31, 2025. The Audit Committee discussed with management and BDO the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements and the overall quality of management's financial reporting process. In addition, the Audit Committee reviewed the quarterly and annual earnings reports with management and BDO prior to earnings announcements throughout the year.
Based upon the above-mentioned review and discussions with management and BDO, the Audit Committee recommended to the Board of Directors that Westwood’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

AUDIT COMMITTEE

Ellen H. Masterson, Chairperson Geoffrey R. Norman Randy A. Bowman Katherine A. Murray J. Hale Hoak Janice Ryan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10 percent of our common stock to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Our officers, directors, and greater-than-10-percent stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.
To Westwood's knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that our officers, directors, and greater-than-10-percent beneficial owners complied in a timely fashion with all Section 16(a) filing requirements applicable to them.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders may present proper proposals for inclusion in our proxy statement and form of proxy for consideration at the 2027 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, by submitting their proposals to our Corporate Secretary in a timely manner. Such proposals must be received at our principal executive offices no later than the close of business on November 15, 2026. Proposals should be submitted in writing to 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Corporate Secretary. Such stockholder proposals must comply with all applicable legal requirements, including Rule 14a-8 under the Exchange Act and the Company’s Bylaws.
Additionally, our Bylaws provide for advance notice procedures to nominate a person for director or to propose business to be considered by stockholders at a meeting (other than pursuant to Rule 14a-8). To be considered timely under these provisions, the stockholder’s notice must provide the information set forth in the Bylaws and be received by the Corporate Secretary at our principal executive offices at the address set forth on the first page of this proxy statement not later than the close of business on January 30, 2027 and not earlier than the close of business on December 31, 2026; provided, however, that if the date of the 2027 Annual Meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2026 Annual Meeting of Stockholders, notice of such stockholder proposal must be received no earlier than the close of business on the 120th day before the 2027 Annual Meeting of stockholders and no later than the close of business on the later of the two following dates: the 90th day prior to 2027 Annual Meeting of stockholders, or the 10th day following the day on which public announcement of the date our 2027 Annual Meeting of stockholders is first made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by March 1, 2027 and do so by following the procedures prescribed in SEC Rule 14a-19.

ANNUAL REPORT
Our 2025 Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2025, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to stockholders, a copy of our 2025 Form 10-K, including the financial statements and financial statement schedules to such report. Requests should be directed to Westwood Holdings Group, 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Corporate Secretary.
HOUSEHOLDING OF PROXY MATERIALS
Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, they should follow the instructions described below. Similarly, if an address is shared with another stockholder and both stockholders would like to receive only a single set of our disclosure documents, they should follow these instructions:
•If the shares are registered in the name of the stockholder, stockholders should contact us at our offices at Westwood Holdings Group, 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attention: Corporate Secretary, or by telephone at 214-756-6900, to inform us of the request.
•If a bank, broker, or other nominee holds the shares, stockholders should contact the bank, broker, or other nominee directly.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as proxy holder in the accompanying proxy to vote on such matters in their discretion.

By Order of the Board of Directors,

Brian O. Casey
Chief Executive Officer of Westwood Holdings Group

March 13, 2026

Appendix A

TWELFTH AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC.
STOCK INCENTIVE PLAN
1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.Establishment. This Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended (the “Plan”) is hereby established effective as of March 3, 2026 (the “Effective Date”).
2.Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.
3.Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares (if any) under the terms of the Plan and the agreements evidencing the Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Participating Company Group.
2.    DEFINITIONS AND CONSTRUCTION.
1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
a.“Acquiring Corporation” has the meaning given to it in Section 17.2.
b.“Annual Incentive Award” has the meaning given to it in Section 11.1.
c.“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the CHC Committee pursuant to such terms, conditions, restrictions, and/or limitations (if any) as the CHC Committee may establish. Awards granted under the Plan may include:
i.Options awarded pursuant to Sections 6;
ii.Stock Appreciation Rights awarded pursuant to Section 7;
iii.Restricted Stock awarded pursuant to Section 9;
iv.Restricted Stock Units awarded pursuant to Section 10.
v.Other Stock-Based Awards awarded pursuant to Section 14.
vi.Annual Incentive Awards awarded pursuant to Section 11;
vii.Performance-Based Awards awarded pursuant to Section 12; and
viii.Discretionary Bonus Awards awarded pursuant to Section 13.
d.“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions, and restrictions of an Award granted to the Participant.
e.“Board” means the Board of Directors of the Company.
f.“Cashless Exercise” has the meaning given to it in Section 6.3(a).
g.“Cause” shall mean any of the following: (i) the Participant’s theft of a Participating Company’s property or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group or any Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Participating Company Group or any Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the

Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any other criminal act which impairs the Participant’s ability to perform his or her duties with the Participating Company Group or any Participating Company.
h.“Change in Control” has the meaning given to it in Section 17.1.
i.“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
j.“CHC Committee” means the Compensation and Human Capital Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
k.“Company” means Westwood Holdings Group, Inc., a Delaware corporation, or any successor corporation thereto.
l.“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services, or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.
m.“Director” means a member of the Board or of the board of directors of any other Participating Company.
n.“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
o.“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
p.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
q.“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the CHC Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
i.If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the CHC Committee, in its discretion.
ii.If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the CHC Committee in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder, without regard to any restriction other than a restriction which, by its terms, will never lapse.
r.“Good Reason” means (i) a resignation occurring within ninety (90) days following a Change in Control; (ii) the relocation of the principal place of business of the Participating Company for which the Participant renders Service to a location more than 40 miles from its location as of the date of the Change in Control without the Participant’s consent or (iii) a material reduction in the Participant’s salary or bonus opportunity, or in the Participant’s responsibilities.

s.“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.
t.“Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
u.“Non-Employee Director” means a member of the Board who is not an active Employee of the Company or any Subsidiary.
v.“Non-statutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement), or which does not qualify as, an Incentive Stock Option.
w.“Other Stock-Based Award” means an Award granted to an eligible person under Section 14 hereof.
x.“Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.3) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Non-statutory Stock Option.
y.“Option Agreement” means an Award Agreement setting forth the terms, conditions, and restrictions of an Option granted to a Participant and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the CHC Committee may approve from time to time.
z.“Option Expiration Date” has the meaning given to it in Section 6.4(a)(i).
aa.“Ownership Change Event” has the meaning given to it in Section 17.1.
ab.“Parent” means (i) any “parent corporation” as defined in Section 424(e) of the Code and any successor provisions; (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common subsidiary corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the Company must be consolidated in the Parent’s financial statements.
ac.“Participant” means a person who has been granted one or more awards pursuant to the terms and conditions of the Plan.
ad.“Participating Company” means the Company or any Parent or Subsidiary.
ae.“Participating Company Group” means, at any point in time, all corporations or other entities collectively which are then Participating Companies.
af.“Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Prior Section 162(m) of the Code, as set forth in Prior Section 162(m)(4)(C) of the Code. Notwithstanding any other provision in the Plan, the Plan is not intended to modify in any material respect any outstanding Performance-Based Award intended to qualify for the Performance-Based Exception.
ag.“Performance Cycle” means, with respect to any Annual Incentive Award, each calendar year, unless otherwise designated by the Committee.
ah.“Performance Goals” means, with respect to any Annual Incentive Award or Performance-Based Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure(s) during a fiscal year or specified performance period.
ai.“Performance Measure” has the meaning given to it in Section 12.
aj.“Performance-Based Award” has the meaning given to it in Section 12.
ak.“Permitted Transferees” means a member of a Participant’s immediate family, trusts for the exclusive benefit of such Participant and/or such Participant’s immediate family members, and partnerships or other entities in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse, descendants (children, grandchildren and more remote descendants), spouses of descendants, and shall include stepchildren and relationships arising from legal adoption.
al.“Plan” has the meaning given to it in Section 1.1.

am.“Prior Section 162(m) of the Code” means Section 162(m) of the Code as in effect immediately prior to the amendments made to Section 162(m) of the Code by Section 13601 of the Tax Cuts and Jobs Act of 2017, and the regulations and other guidance promulgated thereunder.
an.“Restricted Period” has the meaning given to it in Section 9.1.
ao.“Restricted Stock” means an award of Stock made under Section 9, which is subject to vesting provisions.
ap.“Restricted Stock Unit” means an Award granted pursuant to Section 10 and shall be evidenced by a bookkeeping entry representing the equivalent of one share of Stock.
aq.“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
ar.“Securities Act” means the Securities Act of 1933, as amended.
as.“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director, or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Option Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
at.“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the grant price of the SAR, as set forth in the applicable Award Agreement.
au.“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
av.“Subsidiary” means (i) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code and any successor provisions, (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common parent corporation, and (iii) any other entity as may be permitted, from time to time, by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the subsidiary corporation must be consolidated in the Company’s financial statements.
aw.“Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
2.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.    ADMINISTRATION.
1.Administration. Unless the Board determines otherwise, the Plan shall be administered by the CHC Committee. All questions of interpretation of the Plan or of any Award shall be determined by the CHC Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan.
2.Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination, or election which is the responsibility of, or which is allocated, to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination, or election.
3.Powers. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the CHC Committee shall have the full and final power and authority, in its discretion to:
a.Determine the persons to whom, and the time or times at which, Awards shall be granted and, if applicable, the number of shares of Stock to be subject thereto;
b.Designate Options as Incentive Stock Options or Non-statutory Stock Options;
c.Determine the Fair Market Value of shares of Stock or other property;
d.Determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and, if applicable, any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of an Option, (ii) the grant price of an SAR, (iii) the method of payment for shares purchased upon the exercise of the Option, (iv) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock issued or cash provided thereunder, including by the withholding or delivery of shares of Stock or cash, (v) the timing, terms, and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (vi) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;
e.Approve one or more forms of Award Agreement or Option Agreement;
f.Amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof, provided, however, that, notwithstanding anything in this Plan to the contrary: (i) the CHC Committee shall not have discretion to accelerate vesting of an outstanding Award other than in connection with the Participant’s death or Disability, or in connection with the consummation of a Change in Control; and (ii) other than with respect to an adjustment described in Section 4.3, the CHC Committee shall not, without stockholder approval, (A) lower the exercise price of an existing Option, (B) lower the grant price of an existing SAR, (C) cancel an existing Option (or SAR) in exchange for the grant of any new Option (or SAR) with a lower exercise price or grant price than the cancelled or exchanged Option (or SAR), (D) cancel an existing Option (or SAR) in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the existing Option (or the grant price of the existing SAR) is greater than the current Fair Market Value of a share of Stock, or (E) take any other action with respect to an Option or SAR that would be treated as a “repricing” under generally accepted accounting principles;
g.Continue, extend, or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;
h.Prescribe, amend, or rescind rules, guidelines, and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the CHC Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
i.Correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award Agreement, or Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the CHC Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and
j.Consider, upon an Employee’s termination of Service on account of a Disability, the circumstances of such Disability and whether the Employee’s Award should be amended to provide that it is fully vested, if the CHC Committee in its sole discretion considers such action in the best interest of the Company and the Employee.
4.    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
5.    Indemnification. In addition to such other rights of indemnification as they may have as members of the CHC Committee, or Board, or officers, or employees of the Participating Company Group, members of the CHC Committee or Board and any officers or employees of the Participating Company Group to whom authority to act for the CHC Committee or Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit, or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.    SHARES SUBJECT TO PLAN.
1.Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 7,148,100. Shares issued under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If all or a portion of an outstanding Award for any reason expires, terminates, is canceled, or settled in cash, any shares of Stock subject to that portion of the Award that expired, terminated, was cancelled, or was settled in cash shall again be available for issuance under the Plan. If shares of Restricted Stock are forfeited, the shares of Stock so forfeited shall again be available for issuance under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment of the exercise price of an Option, as well as any shares of Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. If any shares of Stock delivered to a Participant upon the exercise of an Option, or any shares of Stock issued to a Participant pursuant to any other Award, shall for any reason be repurchased by the Company under a repurchase option provided under any Award Agreement, the shares of Stock repurchased by the Company under such repurchase option shall revert to and become available for issuance again under the Plan.
2.Award Limits. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 316,033 shares. The maximum amount a Participant may earn for any calendar year under cash incentive awards (including Annual Incentive Awards and cash Performance Based Awards) granted to such Participant under the Plan is $5 million.
3.Adjustments for Changes in Capital Structure.
a.In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made (i) in the number and class of shares subject to the Plan and to any outstanding Awards (if applicable), (ii) in the exercise or grant price per share of any outstanding Awards (if applicable), and (iii) in the maximum number of shares with respect to which Awards may be granted to any Participant in a calendar year. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 17.1) shares of another corporation (the “New Shares”), the CHC Committee may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for or settled in New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the CHC Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.3 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the CHC Committee pursuant to this Section 4.3 shall be final, binding, and conclusive.
b.In addition to the adjustments permitted under paragraph (a) above, the CHC Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.3(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Cycles or performance periods, (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities, and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants, but in either case only to the extent permitted by Prior Section 162(m) of the Code with respect to Awards intended to qualify for the Performance-Based Exception, or (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
c.The determination of the CHC Committee as to the foregoing adjustments set forth in this Section 4.3(c), if any, shall be made in accordance with Sections 409A or 424 of the Code, to the extent applicable, and shall be conclusive and binding on Participants under the Plan.
5.    ELIGIBILITY AND OPTION LIMITATIONS.
1.Persons Eligible for Awards. Awards may be granted pursuant to this Plan only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants, and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one Award.
2.Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Non-statutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.
3.Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Non-statutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Non-statutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
6.    TERMS AND CONDITIONS OF OPTIONS.
Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the CHC Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
1.Exercise Price. The exercise price for each Option shall be established in the discretion of the CHC Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a 10 Percent Owner Participant shall have an exercise price per share less than 110 percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
2.Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the CHC Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a 10 Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant, or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the CHC Committee in the grant of an Option, any Option granted hereunder shall terminate 10 years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
3.Payment of Exercise Price.
a.Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the CHC Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. In no event shall the Company accept a promissory note in payment of the exercise price or make a loan to a Participant to enable the Participant to exercise an Option. The CHC Committee may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 6.6, or by other means, grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict one or more forms of consideration.
b.Limitations on Forms of Consideration.
i.Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company or attestation to the ownership of shares of Stock, to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation, or agreement restricting the redemption of the Company’s stock.
ii.Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve, or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
4.    Effect of Termination of Service
a.    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the CHC Committee in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate:
i.Disability. If the Participant’s Service with the Participating Company Group terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year (or such other period of time as determined by the CHC Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).
ii.Death. If the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year (or such other period of time as determined by the CHC Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such other period of time as determined by the CHC Committee, in its discretion) after the Participant’s termination of Service.
iii.Cause. If the Participant’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.
iv.Termination of Service. If the Participant’s Service with the Participating Company Group terminates for any reason, except Disability, death, or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other period of time as determined by the CHC Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
b.    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 20 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the CHC Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
c.    Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.
d.    Option Vesting. Every Option awarded under the Plan (including those Options awarded prior to the Effective Date, which are hereby amended to incorporate the following terms) shall become 100% vested if the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, as of the date of the Participant’s death.
5.    Dividend Payments. No dividends or dividend equivalents will be accrued or paid with respect to Options.
6.    Standard Forms of Option Agreement.
a.Option Agreement. Unless otherwise provided by the CHC Committee at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the CHC Committee concurrently with its adoption of the Plan and as amended from time to time.
b.Authority to Vary Terms. The CHC Committee shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 6.6 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised, or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.
7.    STOCK APPRECIATION RIGHTS
1.Grant of Stock Appreciation Rights.
a.A Stock Appreciation Right may be granted to any eligible person selected by the CHC Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the CHC Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.
b.A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the shares of Stock on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the CHC Committee may impose.

c.The grant price per share of Stock subject to a Stock Appreciation Right shall be determined by the CHC Committee and set forth in the Award Agreement; provided that, the grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
d.The provisions set forth in Section 6.4 with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.
2.    Payment and Limitations on Exercise. Payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in shares of Stock (based on the Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the CHC Committee.
3.    Dividend Payments. No dividends or dividend equivalents will be accrued or paid with respect to SARs.
8.    AWARDS TO NON-EMPLOYEE DIRECTORS.
Non-Employee Directors are eligible to receive any type of Award under this Plan other than Incentive Stock Options. The grant of an Award to a Non-Employee Director shall be made by the CHC Committee, subject to approval by the Board. Notwithstanding anything in the Plan to the contrary, the aggregate grant date fair value for financial reporting purposes of Awards granted during a calendar year to a Non-Employee Director as compensation for his or her services as a Director, taken together with the cash fees paid during the calendar year to the Non-Employee Director as compensation for his or her services as a Director, shall not exceed (a) $350,000 in total value in the case of a Non-Employee Director, other than the Chairman of the Board, and (b) $500,000 in total value in the case of the Chairman of the Board. For the avoidance of doubt, Awards granted to Non-Employee Directors shall be subject to all of the other limitations set forth in the Plan.
9.    AWARD AND DELIVERY OF RESTRICTED STOCK.
1.Restricted Period. At the time an award of Restricted Stock is made, the CHC Committee shall establish a period or periods of time (each a “Restricted Period”) or such other restrictions on the vesting of the Restricted Stock as it shall deem appropriate or applicable to such award. Each award of Restricted Stock may have a different Restricted Period or Restricted Periods. The CHC Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Stock awarded and for the lapse or termination of restrictions upon all or any portion of the Restricted Stock upon the satisfaction of other conditions, in addition to or other than the expiration of, the applicable Restricted Period. The CHC Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.
2.Rights and Privileges. At the time a grant of Restricted Stock is made to a Participant, a stock certificate representing a number of shares of the Company’s common stock equal to the number of shares of such Restricted Stock shall be registered in the Participant’s name but shall be held in custody by the Company for such Participant’s account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote the Restricted Stock, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the stock certificate evidencing Restricted Stock until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the CHC Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered, or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the CHC Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company if the Participant ceases to be an Employee, Consultant, or Director of the Company or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the CHC Committee applicable to such Restricted Stock. No dividends or dividend equivalents will be paid with respect to outstanding shares of Restricted Stock then subject to a Restricted Period. The CHC Committee may provide that dividends or dividend equivalents will be accrued with respect to such shares of Restricted Stock, in which event the dividends will be subject to the vesting conditions applicable to the corresponding shares of Restricted Stock. Accordingly, such dividends will be forfeited if and to the extent such vesting conditions are not satisfied. If the CHC Committee determines that dividends with respect to Restricted Stock will be paid in the form of additional shares of Restricted Stock, then the CHC Committee may, in its sole discretion, cause the Company to register in the name of a Participant a stock certificate representing such shares of Restricted Stock issued as a dividend, and may cause the Company to hold such certificate in custody for the Participant’s account, subject to the applicable vesting and other terms and conditions. Upon a forfeiture of any shares of Restricted Stock (including, without limitation, shares of Restricted Stock issued as dividends), such forfeited shares of Restricted Stock shall be transferred to the Company without further action by the Participant.
3.Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period applicable to Restricted Stock and the satisfaction of any other conditions prescribed by the CHC Committee or at such earlier time as provided for herein, the restrictions applicable to the Restricted Stock to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of shares of Restricted Stock with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant. The Company shall not be required to deliver any fractional share of Common Stock but shall pay to the Participant, in lieu thereof, the product of (i) the Fair Market Value per share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Participant would otherwise be entitled.
4.Vesting Events for Restricted Stock. If the Employee terminates employment by reason of death, all of his or her shares of Restricted Stock shall become 100% vested upon the date of death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms.
10.    RESTRICTED STOCK UNITS.
The CHC Committee is authorized to grant Restricted Stock Units to eligible persons, subject to the following terms and conditions:
1.Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the CHC Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the CHC Committee may determine.
2.Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the CHC Committee (or, if permitted by the CHC Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Stock equal to the number of RSUs vesting on such date, or (b) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the CHC Committee at the date of grant or thereafter.
3.Dividends on Restricted Stock Units. The CHC Committee may, in its sole discretion and as would be set forth in the applicable Award Agreement, require each Restricted Stock Unit to be credited with dividends paid by the Company with respect to one share of Stock (“dividend equivalents”). Dividend equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash dividend equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the CHC Committee in its sole discretion. Dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the sole discretion of the CHC Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividend equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock is forfeited, the Participant shall have no right to such dividend equivalents.
4.Effect of Termination of Employment.
a.    Unless the applicable Award Agreement or the CHC Committee determines otherwise, Restricted Stock Units that have not vested, together with Dividend Equivalents, if any, credited on such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason other than death.
b.    If the Employee terminates employment by reason of death, all of his or her shares of Restricted Stock shall become 100% vested upon the date of death.
11.    ANNUAL INCENTIVE AWARDS.
1.    Annual Incentive Awards. The CHC Committee may grant annual incentive awards of Stock or cash (each an “Annual Incentive Award”) to such Participants as the CHC Committee may from time to time recommend, in such amounts and subject to such terms and conditions as the CHC Committee in its discretion may determine. The CHC Committee shall establish the maximum amount of Annual Incentive

Awards that may be granted for each Performance Cycle. Notwithstanding the foregoing, all Annual Incentive Awards shall be subject to the provisions of paragraphs (a) through (d) below:
a.    Annual Incentive Awards shall be granted in connection with a 12-month Performance Cycle, which shall be the fiscal year of the Company;
b.    Subject to Section 4.1, the CHC Committee shall determine the Participants who shall be eligible to receive an Annual Incentive Award for such Performance Cycle;
c.    The CHC Committee shall fix and establish, in writing, (A) the Performance Measure(s) that shall apply to such Performance Cycle, and (B) an objective formula for computing the amount of the Annual Incentive Awards for such Performance Cycle, where the amount shall be based upon the attainment of various Performance Goals for the applicable Performance Measure(s); and
d. Annual Incentive Awards shall be paid in the form of cash, Stock (including Restricted Stock), or any combination thereof, in the discretion of the CHC Committee.
12.    PERFORMANCE-BASED AWARDS.
1.Performance-Based Awards. Notwithstanding anything to the contrary contained herein, the CHC Committee may designate any of the Awards available under the Plan (including but not limited to Options, Restricted Stock, Annual Incentive Awards, and Discretionary Bonus Awards) as conditioned on the achievement of specified Performance Measures (each such Award a “Performance-Based Award”). The grant, exercise, vesting, or settlement of Performance-Based Awards may be conditioned on the achievement of specified Performance Goals. The Performance Cycle or performance period(s) applicable to a Performance-Based Award shall be any period of time determined by the CHC Committee.
2.    Objective Performance Goals and Performance Measures. A Performance Goal established in connection with a Performance-Based Award must be based on any one or more of the following performance measures (each, a “Performance Measure”) (which may be applied to an individual, a subsidiary, a business unit, or division, or the Company, and any one or more of its subsidiaries as a whole, as determined by the CHC Committee):
a.Net earnings or net income (before or after taxes, depreciation and amortization) or economic earnings (non-GAAP performance measure calculated by adding non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill to comprehensive income);
b.Cash earnings;
c.Earnings per share;
d.Net sales or revenue growth;
e.Net operating income;
f.Return measures (including, but not limited to, returns on assets, capital, invested capital, equity, sales, or revenue);
g.Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment (discounted or otherwise));
h.Operating income before interest, taxes, depreciation, and amortization;
i.Return on stockholders’ equity;
j.Operating margins or operating expenses;
k.Value of the Company’s Stock or total return to stockholders;
l.Value of an investment in the Company’s Stock, assuming the reinvestment of dividends;
m.Assets under management;
n.Performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group;
o.Adjusted pre-tax income;
p.Cost targets, reductions and savings, productivity, and efficiencies;

q.Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;
r.Personal professional objectives, consisting of one or more objectives based on the implementation of plans and policies, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions;
s.Any other criteria as determined by the CHC Committee in its sole discretion; and/or
t.A combination of any or all of the foregoing criteria.
The targeted level or levels of performance with respect to such Performance Measures may be established at such levels, with such adjustments (including, as applicable, inclusion or exclusion of taxes, depreciation, amortization, compensation, start-up, non-recurring, mergers and acquisitions, lift-outs and/or other items of income or expense) and in such other terms as the CHC Committee may determine, in its discretion, including, without limitation, in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
3.    Calculation of Performance-Based Award. At the expiration of the applicable performance period, the CHC Committee shall determine the extent to which the Performance Goals established pursuant to this Article are achieved and the extent to which each Performance-Based Award has been earned. The CHC Committee may not exercise its discretion to increase the amount or value of an award that would otherwise be payable in accordance with the terms of a Performance-Based Award that is intended to meet the requirements for the Performance-Based Exception.
13.    DISCRETIONARY BONUS AWARDS.
1.    Discretionary Bonus Awards. The CHC Committee may grant discretionary bonus awards of Stock or cash (each a “Discretionary Bonus Award”) to officers and other key Employees of either the Company or any Subsidiary, in such amounts and subject to such terms and conditions as the CHC Committee in its discretion may determine.
2.    The CHC Committee may grant Discretionary Bonus Awards to eligible Participants in such amounts as the CHC Committee may determine, subject to the limitations set forth in Section 4.1.
3.    Discretionary Bonus Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the CHC Committee.
14.    OTHER STOCK-BASED AWARDS.
The CHC Committee is authorized, subject to limitations under applicable law, to grant to eligible persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock, as deemed by the CHC Committee to be consistent with the purposes of this Plan, including without limitation purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the CHC Committee, and Awards valued by reference to the book value of a share of Stock. The CHC Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 14 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the CHC Committee shall determine.
15.    AWARD VESTING LIMITATIONS.
Notwithstanding any other provision of the Plan to the contrary, but subject to Section 4.3, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4.1 may be granted to any one or more Participants without respect to such minimum vesting provisions. Nothing in this Section 15 shall preclude the CHC Committee from providing in an Award Agreement that all or a portion of the Award shall vest, or exercising its discretion to cause all or a portion of an Award to become vested, upon a Participant’s death or Disability, or, subject to Section 17.2, in connection with the consummation of a Change in Control.
16.    TRANSFERABILITY OF AWARDS.
1.Except as provided in Section 16.3 below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.
2.Except as provided in Section 16.3 below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Subsidiary.
3.To the extent specifically provided by the CHC Committee, and on such terms and conditions as the CHC Committee may from time to time establish, an Award may be transferred by a Participant without consideration to one or more Permitted Transferees.
17.    CHANGE IN CONTROL.
1.Definitions.
a.An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50 percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
b.A “Change in Control” shall mean (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (ii) a dissolution of the Company, (iii) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, (iv) a transaction or series of transactions that results in any entity, “Person,” or “Group” (as defined below), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who, at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee, or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person, or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under such Act.
2.    Effect of Change in Control on Awards. Upon a Change in Control, each outstanding Award shall become 100% vested (with any performance conditions imposed with respect to such Award deemed to be achieved at “target” performance levels) and exercisable as of the date 10 days prior to the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. The exercise or vesting of any Award that was permissible solely by reason of this Section 17.2 shall be conditioned upon the consummation of the Change in Control. Any Option or SAR which is neither assumed or substituted for by the surviving, continuing, successor, or purchasing corporation of Parent thereof, as the case may be (the “Acquiring Corporation”) in connection with the Change in Control, nor exercised as of the date of the Change in Control, shall terminate and cease to be outstanding, effective as of the date of the Change in Control; except as would otherwise result in adverse tax consequences under Section 409A of the Code; provided, however, that the CHC Committee may, in its discretion, provide that any Option or SAR shall, immediately prior to the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (a) the excess of the consideration paid per share of Stock in the Change in Control over the exercise price or grant price per share of Stock subject to the Option or SAR, multiplied by (b) the number of shares of Stock subject to the Option or SAR. Notwithstanding the foregoing, shares acquired pursuant to an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement, except as otherwise provided therein. Furthermore, notwithstanding the foregoing, if the Change in Control results from an Ownership Change Event described in Section 17.1(a)(i) and the Company is the surviving or continuing corporation and immediately after such Change in Control less than 50 percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the CHC Committee otherwise provides in its discretion. For the avoidance of doubt, all Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms.
18.    WITHHOLDING.
The Company or any Subsidiary, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or Subsidiary, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account, and any other taxes that may be due) that the Company or a Subsidiary determines are required to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of taxes. Without limiting the foregoing, the Company or a Subsidiary shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the grant, vesting or exercise of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local, and foreign taxes, if any, required by law to be withheld with respect to an Award. Alternatively or in addition, in its discretion, the Company or a Subsidiary shall have the right to require the Participant, through payroll withholding, cash payment, or otherwise, including, with respect to an Option, by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company or a Subsidiary arising in connection with an Award. The amount of tax required to be withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local, and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. No shares of Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the CHC Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.
19.    PROVISION OF INFORMATION.
Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
20.    COMPLIANCE WITH SECURITIES LAW.
The grant of an Award and the issuance of shares of Stock upon exercise of an Award, if applicable, shall be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities. An Award may not be exercised for shares of Stock if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised for shares of Stock unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
21.    TERMINATION OR AMENDMENT OF PLAN.
The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations, or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation, or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the

Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation, or rule.
22.    STOCKHOLDER APPROVAL.
Any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within 12 months of the date of adoption thereof by the Board. Awards granted in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of such increase in the Authorized Shares.

PLAN HISTORY

February 1, 2002	Board adopts Plan, with an initial reserve of 948.35 shares.

February 8, 2002	Stockholders approve Plan, with an initial reserve of 948.35 shares.

May 21, 2002	Board adopts amended Plan, with a reserve of 948,100 shares.

May 24, 2002	Stockholders approve amended Plan, with a reserve of 948,100 shares.

July 1, 2002	Board adopts amended Plan including discretionary bonus awards.

February 8, 2005	CHC Committee adopts Second Amended and Restated Plan.

February 23, 2006	CHC Committee adopts Third Amended and Restated Plan, increasing the reserve by 1,000,000 shares.

February 25, 2009	CHC Committee amends Third Amended and Restated Plan, increasing the reserve by 700,000 shares and providing for performance-based awards, which was approved by stockholders at the 2009 annual meeting.

July 22, 2010	Board amends the Plan to allow for CHC Committee discretion with regard to the payment of dividends on restricted stock grants.

February 23, 2011	CHC Committee amends Third Amended and Restated Plan, increasing the reserve by 750,000 shares. The Plan was amended to clarify the CHC Committee’s authority to prescribe adjustments to performance measures set forth in Section 12.2 of the Plan, used to set performance goals for incentive awards that are intended to be exempt from the deduction limitation provisions of Section 162(m) of the Internal Revenue Code of 1986.

February 22, 2013	CHC Committee amends Third Amended and Restated Plan, increasing the reserve by 500,000 shares.

March 4, 2015	CHC Committee amends Third Amended and Restated Plan, increasing the reserve by 500,000 shares.

April 27, 2016	The material terms of the Plan were amended to expand performance measures to be established by the Board or the Committee with respect to annual incentive awards or performance-based awards. The Fourth Amendment permits the Board or the Committee to adjust performance measures in a manner that complies with Treasury Regulations governing modifications to performance measures under Section 162(m) of the Internal Revenue Code. Under the Fourth Amendment, the Board or CHC Committee may designate any awards under the Plan as performance-based awards. The Fourth Amendment restricts the number of shares of the Company’s common stock that can be settled, or cash that can be paid, for a performance-based award to any Plan participant in a single calendar year.

March 10, 2017	CHC Committee adopts Fourth Amended and Restated Plan, increasing the reserve by 250,000 shares.

March 8, 2018	CHC Committee adopts Fifth Amended and Restated Plan, increasing the reserve by 200,000 shares and prohibiting accrual and payment of dividends on option awards granted under the Plan.

March 7, 2019	CHC Committee adopts Sixth Amended and Restated Plan, increasing the reserve by 200,000 shares. The Plan was amended to (a) include Stock Appreciation Rights, Restricted Stock Units, and Other Stock-Based Awards as awards available for issuance under the Plan, (b) conform the Plan to changes made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017, and (c) to make certain other clarifying and administrative changes.

March 5, 2020	CHC Committee adopts Seventh Amended and Restated Plan, increasing the reserve by 350,000 shares.

March 4, 2021	CHC Committee adopts Eighth Amended and Restated Plan, increasing the reserve by 250,000 shares.

March 2, 2022	CHC Committee adopts First Amendment to the Eighth Amended and Restated Plan, increasing the reserve by 250,000 shares.
March 16, 2023	CHC Committee adopts the Ninth Amended and Restated Plan, increasing the reserve by 350,000 shares.
March 6, 2024	CHC Committee adopts the Tenth Amended and Restated Plan, increasing the reserve by 500,000 shares.
March 5, 2025	CHC Committee adopts the Eleventh Amended and Restated Plan, increasing the reserve by 200,000 shares.
March 3, 2026	CHC Committee adopts the Twelfth Amended and Restated Plan, increasing the reserve by 200,000 shares.

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WESTWOOD HOLDINGS GROUP, INC.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD ON APRIL 30, 2026

The undersigned hereby appoints Brian O. Casey and Murray "Terry" Forbes III, jointly and severally, as the undersigned’s proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/WHG2026 on Thursday, April 30, 2026, at 10:00 a.m., Central Time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given.
(Continued and to be signed on the reverse side)
1

■	■

The Board of Directors recommends a vote “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Election of six directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.					2. Ratification of the appointment of BDO USA, P.C. as Westwood’s independent auditors for the year ending December 31, 2026.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
01)	Brian O. Casey	☐	☐	☐	3. To approve the Twelfth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.	☐	☐	☐
02)	Ellen H. Masterson	☐	☐	☐
03)	Randy A. Bowman	☐	☐	☐
04)	J. Hale Hoak	☐	☐	☐	4. To cast a non-binding, advisory vote on Westwood's executive compensation.	☐	☐	☐
05)	Katherine A. Murray	☐	☐	☐
06)	Janice Ryan	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Signature of Stockholder		Date:	Signature of Stockholder	Date:
■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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